CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT KRONOS BIO, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

COLLABORATION AND LICENSE AGREEMENT
BETWEEN
KRONOS BIO, INC.
AND
GENENTECH, INC. AND F. HOFFMANN-LA ROCHE LTD
AS OF JANUARY 6, 2023

Page
SECTION 1    DEFINITIONS    1
SECTION 2    GOVERNANCE    19
2.1    Joint Research Committee    19
2.2    Joint Project Team    21
2.3    Committee Meetings; Minutes    22
2.4    Alliance Managers    23
2.5    Limitations on Authority    23
2.6    Party Structure    23
SECTION 3    DISCOVERY RESEARCH PROGRAMS; HIT PROGRAMS    23
3.1    General    23
3.2    Initial Discovery Activities    24
3.3    Modulator Hit Programs    29
3.4    Heterobifunctional Compound Hit Programs    38
3.5    Kronos Deliverables    38
3.6    Materials    38
3.7    Subcontracting    38
3.8    Records; Reports    39
SECTION 4    PROGRAM TRANSITION; DEVELOPMENT; COMMERCIALIZATION    39
4.1    Program Transition    39
4.2    Development and Commercialization; Genentech Diligence    40
4.3    Progress Reports    40
SECTION 5    LICENSES; EXCLUSIVITY    40
5.1    Licenses    40
5.2    Exclusivity    42
5.3    Summary    44
5.4    Right to Perform Obligations Under Agreement    45
SECTION 6    FINANCIAL TERMS    45
6.1    Upfront Fee    45
6.2    Expansion Fees    45
i

(continued)
Page
6.3    Nomination Fees    46
6.4    [***] Fees    47
6.5    Milestones    49
6.6    Royalties    51
6.7    Payment Reductions and Offsets    52
6.8    [***]    55
SECTION 7    PAYMENT TERMS; REPORTS; AUDITS    56
7.1    Timing of Payments    56
7.2    Royalty Report    57
7.3    Mode of Payment    57
7.4    Currency of Payments    57
7.5    Blocked Currency    57
7.6    Taxes    57
7.7    Records; Inspection    59
SECTION 8    INTELLECTUAL PROPERTY    60
8.1    Inventions and Data    60
8.2    Patent Prosecution and Maintenance    62
8.3    Enforcement and Defense of IP; Defense of Third Party Infringement Claims    64
SECTION 9    CONFIDENTIALITY    67
9.1    Definition of Confidential Information    67
9.2    Confidential Information Arising Under this Agreement    67
9.3    Exclusions Regarding Confidential Information    68
9.4    Non-Use and Non-Disclosure of Confidential Information    69
9.5    Authorized Disclosures of Confidential Information    69
9.6    Termination of Prior Agreements    70
9.7    No License    70
9.8    Information Security Incident    70
9.9    [***]    70
SECTION 10    PUBLICITY; PUBLICATIONS; USE OF NAME    71
10.1    Publicity    71

(continued)
Page
10.2    Subsequent Releases    71
10.3    Approved Releases    71
10.4    Releases Required by Law or Regulation    71
10.5    Filing of Agreement    72
10.6    Publications    72
10.7    No Right to Use Names    73
SECTION 11    REPRESENTATIONS AND WARRANTIES    73
11.1    Mutual Representations and Warranties    73
11.2    Kronos Additional Warranty    74
11.3    Kronos Additional Covenants    74
11.4    Disclaimers    75
SECTION 12    INDEMNIFICATION    75
12.1    Indemnification    75
12.2    Procedure    75
12.3    Insurance    76
12.4    Limitation of Damages    76
SECTION 13    TERM; TERMINATION    76
13.1    Term    76
13.2    Termination by Either Party for Material Breach    77
13.3    Termination by Either Party for Insolvency or Bankruptcy    77
13.4    Elective Termination    77
13.5    Effects of Termination    78
SECTION 14    DISPUTE RESOLUTION    82
14.1    Disputes    82
14.2    Arbitration    82
14.3    Continued Performance    83
14.4    [***]    83
14.5    Confidentiality    85
SECTION 15    MISCELLANEOUS    85
15.1    Applicable Law    85

(continued)
Page
15.2    Notices    85
15.3    Assignment    86
15.4    Independent Contractors    87
15.5    Force Majeure    87
15.6    Integration    87
15.7    Amendment; Waiver    87
15.8    Further Assurance    87
15.9    Severability    88
15.10    No Third Party Rights    88
15.11    Construction    88
15.12    Interpretation    88
15.13    Counterparts; Electronic Signatures    89

EXHIBITS
Exhibit 1.7    Authorized Subcontractors
Exhibit 3.2.1    Initial Discovery Research Plan
Exhibit 3.3.1.1-1    Target Candidate Profile
Exhibit 3.3.1.1-2    Target Candidate Profile
Exhibit 3.3.1.1-3    ESR Activities Outline
Exhibit 3.3.2.1    LSR Activities Outline
Exhibit 3.3.3    Capabilities Requirements
Exhibit 5.2.6    Unrestricted Critical Node Components
Exhibit 10.1    Press Release

COLLABORATION AND LICENSE AGREEMENT
This Collaboration and License Agreement (the “Agreement”) is made and entered into, effective as of January 6, 2023 (“Effective Date”), between Kronos Bio, Inc., having its principal place of business at 1300 South El Camino Real, Suite 300, San Mateo CA 94402 (“Kronos”), on the one hand, and Genentech, Inc., a Delaware corporation, having its principal place of business at 1 DNA Way, South San Francisco, California 94080 (“GNE”) and F. Hoffmann-La Roche Ltd, having its principle place of business at Grenzacherstrasse 124, CH 4070 Basel, Switzerland (“FHLR”; GNE and FHLR together referred to as “Genentech”), on the other hand. Genentech and Kronos are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Background
Whereas, Kronos is a biotechnology company that researches and develops small molecules to modulate transcription factor activity and pathways.
Whereas, Genentech is a biopharmaceutical company that is engaged in the research, development, manufacture and sale of pharmaceutical products.
Whereas, the Parties desire to collaborate in the discovery and development of molecules that bind to or modulate certain transcription factor networks.
Whereas, Genentech desires to obtain an exclusive license and other rights from Kronos to develop and commercialize Licensed Products (defined below) and Kronos agrees to grant Genentech licenses and rights in exchange for certain agreed upon upfront and other payments and other consideration, all as set forth herein.
Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Genentech and Kronos agree as follows:
SECTION 1

DEFINITIONS
Capitalized terms used in this Agreement, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated herein.
1.1    “Accounting Standards” means, with respect to Genentech, its Affiliates or its Sublicensees, either the (a) International Financial Reporting Standards (IFRS) or (b) United States generally accepted accounting principles (GAAP), in either case, as currently used at the applicable time by, and as consistently applied by, Genentech or its Affiliate or Sublicensee.
1.2    “Acquirer” means the Third Party successor to all or substantially all of the business of a Party to which this Agreement relates pursuant to a Change of Control of such Party, and includes the affiliated entities of any such successor immediately prior to the consummation of the Change of Control.

1.3    [***].
1.4    “Affiliate” means any entity that, directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with, a Party. For purposes of the preceding sentence, “controls,” “controlled,” and “control” mean (a) the direct or indirect ownership of fifty percent (50%) or more of the voting stock or other voting interests or interest in the profits of the Party, or (b) the ability to otherwise control or direct the decisions of board of directors or equivalent governing body thereof. Notwithstanding the foregoing, for purposes of this Agreement, Chugai Pharmaceutical Co., Ltd (“Chugai”), and all business entities directly or indirectly controlled by Chugai shall not be considered Affiliates of Genentech, unless and until Genentech elects to include Chugai as an Affiliate of Genentech, by providing written notice to Kronos.
1.5    “Alliance Manager” is defined in Section 2.4 (Alliance Manager).
1.6    “ANDA” means an abbreviated new drug application filed pursuant to the requirements of the FDA pursuant to 21 C.F.R. Part 314 to obtain regulatory approval for a product in the United States, or the equivalent application or filing in another country (as applicable).
1.7    “Authorized Subcontractor” means, with respect to any activity within a Discovery Research Plan, ESR Plan, or LSR Plan, the Kronos subcontractors (a) set forth on Exhibit 1.7 to perform such activity or (b) approved in writing by the JRC (as applicable) to perform such activity, in each case prior to initiation of such activity.
1.8    “Biased Triage Assay” means the so-called assay and related activities as described in the Discovery Research Plan as of the Effective Date or any substantially similar screening activities for any Discovery Research Plan approved by the JRC.
1.9    [***].
1.10    “Business Day” means any day, other than a Saturday, Sunday, or day on which commercial banks located in San Francisco, CA (USA) are authorized or required by law to be closed.
1.11    “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1, or October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1, or October 1 after the Effective Date, and the last Calendar Quarter of the Term shall end on the last day of the Term.
1.12    “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs, and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.13    [***]
1.14    “Cause” means, with respect to [***].
1.15    “Change of Control” means, with respect to a Party, the occurrence of any of the following events: (a) the acquisition of beneficial ownership, directly or indirectly, by any Third Party person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the US Securities and Exchange Commission thereunder as in effect on the Effective Date), of common shares or other equity interest representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding common shares or other equity interests of such Party or the ultimate parent entity of such Party; (b) a merger, reorganization or consolidation involving such Party or the ultimate parent entity of such Party and a Third Party in which the stockholders of such Party or the ultimate parent entity of such Party, immediately prior to the merger, reorganization or consolidation, would not, immediately after the merger, reorganization or consolidation, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined ordinary voting power of the resulting surviving entity, or (c) any Third Party acquiring the power (whether through ownership interest, contractual right, or otherwise, including the result of any government action) to direct or cause the direction of the management and policies of such Party or the ultimate parent entity of such Party.
1.16    “Close Structural Analogs” means, with respect to two (2) or more Screening Hits, that such Screening Hits [***].
1.17    “Co-Factor” is defined in Section 1.161 (Transcription Regulatory Network).
1.18    [***].

1.19    [***].
1.20    “Commercially Reasonable Efforts” means with respect to a Party, the level of efforts consistent with the efforts such Party devotes [***] factors, all in the context of [***]. It is understood that the [***].
1.21    “Competitive Product” means, with respect to a Licensed Product in a particular regulatory jurisdiction, (a) any pharmaceutical product that (i) contains the same active ingredient as such Licensed Product and is sold by Kronos, Kronos’s Affiliate, or a Third Party that is not an Affiliate or Sublicensee of Genentech or any of its Affiliates, (ii) is approved for commercial sale in such country by means of an ANDA filing or a similar procedure for establishing bioequivalence to such Licensed Product, and (iii) has not otherwise been licensed by Genentech, its Sublicensees, or any of its Affiliates to market and sell such product, (b) [***], or (c) [***].
1.22    “Compound” means a molecule that (a) is identified, invented, or synthesized (i) by Kronos in the course of performing its activities under a Discovery Research Program or Hit Program or (ii) by Genentech in the course of performing its activities under a Hit Program and (b) binds a component of the Designated TRN of such Discovery Research Program or Hit Program.
1.23    “Compound IP” means (a) IP that describes or discloses (i) a Compound [***] to a Compound [***] or (c) Patents that Cover any of (a)(i)-(iii) or (b).
1.24    “Compulsory Sublicense” means a license or sublicense granted to a Third Party, through the order, decree, or grant of a governmental authority having competent jurisdiction, authorizing such Third Party to make, use, sell, offer for sale, import or export a Licensed Product in any country.

1.25    “Compulsory Sublicensee” means a Third Party that was granted a Compulsory Sublicense. A Compulsory Sublicensee is not considered a “Sublicensee” as that term is used throughout this Agreement.
1.26    “Confidential Information” is defined in Section 9.1 (Definition of Confidential Information).
1.27    “Control” or “Controlled by” means the rightful possession by a Party, as of the Effective Date or throughout the Term, of the ability to grant a license, sublicense, or other right to exploit (other than by operations of the licenses granted herein), as provided herein, without violating the terms of any agreement with any Third Party. Notwithstanding the foregoing, a Party will not be deemed to “Control” any materials, information or IP that, [***].
1.28    “Covers” (including variations such as “Covered”, “Covering” and the like) means, with respect to a particular Patent and in reference to a particular Licensed Product (whether alone or in combination with one or more other ingredients) that the manufacture, use, sale, offer for sale, or importation of such molecule or product in a country would, absent a license, infringe a Valid Claim of such Patent in that country.
1.29    “Critical Node Co-Factor” is defined in Section 1.161 (Transcription Regulatory Network).
1.30    “Critical Node Component” means, individually or collectively, a Critical Node Co-Factor or a Critical Node Upstream Regulator.
1.31    “Critical Node Upstream Regulator” is defined in Section 1.161 (Transcription Regulatory Network).
1.32    “CPA Firm” is defined in Section 7.7.2 (Audits).
1.33    “Data Package Request” is defined in Section 13.5.2.2(c)(i) (Data Package Request).
1.34    “Designated Transcription Factor” or “Designated TF” means [***].

1.35    “[***].
1.36    “Designated TRN” is defined in Section 3.2.2 (Mapping Phase). For clarity, a Designated TRN [***] the Discovery Research Plan for such Designated TRN.
1.37    “Designated TRN Components” is defined in Section 5.2.1 (Initiation of Discovery Research Program Until Commencement of Hit Program).
1.38    [***].
1.39    “Development Candidate” means any of (a) a Modulator Compound designated by Genentech as a “Development Candidate” for a Hit Program as described in Section 3.3.2.1 (LSR Activities), (b) a Modulator Compound designated by Genentech for which [***], or (c) a Heterobifunctional Compound designated by Genentech for which [***].
1.40    “Development Candidate Criteria” is defined in Section 3.3.2.1 (LSR Activities).
1.41    “Development Candidate Nomination Fee” is defined in Section 6.3.3 (Development Candidate Nomination Fee).
1.42    “Disclosing Party” is defined in Section 9.1 (Definition of Confidential Information).
1.43    “Discovery Hit” means a Compound designated by Genentech as a “Discovery Hit” in connection with a Discovery Research Program as described in Section 3.2.8 (Discovery Hit Nomination).
1.44    “Discovery Hit Criteria” is defined in Section 3.2.6 (Discovery Hit Criteria).
1.45    “Discovery Research Plan” is defined in Section 3.2.1 (Discovery Research Plan).
1.46    “Discovery Research Program” means, with respect to a Designated TRN, a research program consisting of all activities set forth in the applicable Discovery Research Plan to be conducted during the applicable Discovery Research Term.
1.47    “Discovery Research Term” means, with respect to a Discovery Research Program, the period commencing on the approval by the JRC of the Discovery Research Plan for such Discovery Research Program and ending upon the earliest of (a) twenty-four (24) months thereafter, which period may be extended by six (6) months to be a thirty (30) month period upon Kronos’s written notice to Genentech, provided that [***]; (b) the date of the JRC’s determination that all activities under the Discovery Research Plan have been completed; and (c) the date of termination of such Discovery Research Program.
1.48    “Disposition Transaction” is defined in Section 6.8 (Payment Disposition Right of First Negotiation).
1.49    “Dispute” is defined in Section 14.1 (Disputes).
1.50    “Downstream Target” is defined in Section 1.161 (Transcription Regulatory Network).
1.51    “Druggable Nodes Purified Screen” means a SMM Screen of a Mapped Target in purified protein form, which may or may not directly interact with the applicable Designated TF.
1.52    “Earlier Designated TF” is defined in Section 3.3.4.3.
1.53    “ESR Activities” is defined in Section 3.3.1.1 (ESR Activities).
1.54    “ESR Data Package” is defined in Section 3.3.1.1 (ESR Activities).
1.55    “ESR Data Package Review Period” is defined in Section 3.3.1.1 (ESR Activities).
1.56    “ESR Plan” is defined in Section 3.3.1.1 (ESR Activities).
1.57    [***].
1.58    “ESR Term” means, with respect to a Hit Program, the period commencing on the date an ESR Plan is approved by the JRC under Section 3.3.1.1 (ESR Activities) and ending on the earliest of (a) [***], (b) the date of the JRC’s determination that all ESR Activities have been completed, and (c) the date of termination of such Hit Program.
1.59    “European Major Market” means the United Kingdom, France, Germany, Italy, and Spain.

1.60    “FDA” means the United States Food and Drug Administration, or any successor entity thereto performing similar functions.
1.61    “First Commercial Sale” means, with respect to a particular Licensed Product in a given country, the first bona fide commercial sale to a Third Party of such Licensed Product following Marketing Authorization in such country by or under authority of Genentech, its Affiliates or its Sublicensee(s) hereunder, which sale is included in the calculation of Net Sales.
1.62    “Genentech-Generated Compound” means, with respect to a Hit Program, (a) a Compound that is a [***], on or before the date of [***].
1.63    “Genentech-Prosecuted Patents” is defined in Section 8.2.3 (Genentech-Prosecuted Patents).
1.64    “German WHT Requirement” is defined in Section 7.6.2 (German Withholding Tax).
1.65    “Heterobifunctional Compound” means a Licensed Compound that includes a [***].
1.66    “Hit Characterization Activities” is defined in Section 3.2.4.1 (Hit Characterization Activities).
1.67    “Hit Program” means, with respect to a Discovery Hit, the research and development activities conducted (a) by Kronos during the Hit Program Term, or (b) by Genentech during the Hit Program Term, in each case ((a) and (b)), for such Discovery Hit (or the resulting Licensed Compounds generated therefrom), including the conduct of activities under the applicable ESR Plan or LSR Plan.
1.68    “Hit Program Term” means, with respect to a Hit Program, the period (a) commencing on the earlier of (i) the date of Genentech’s first request to receive quantities of the applicable Qualified Hit for such Hit Program, provided that Genentech subsequently nominates such Qualified Hit to be a Discovery Hit and (ii) the date that Genentech nominates a Discovery Hit for such Hit Program, and (b) ending upon the date of termination of such Hit Program.
1.69    “Indemnitee” is defined in Section 12.2 (Procedure).
1.70    “Indemnitor” is defined in Section 12.2 (Procedure).
1.71    “Indication” means any separately defined, well-categorized class of human disease, syndrome, disorder or medical condition for which a separate Marketing Authorization may be filed with the applicable Regulatory Authority in a given country. [***].

By way of example, [***]. For clarity, an Indication is only distinct from another Indication if [***]. “ICD-11” means the Eleventh Revision of the International Classifications of Diseases and Related Health Problems, as may be revised or amended from time to time, or a successor classification.
1.72    “Indirect Tax” is defined in Section 7.6.3 (Indirect Tax).
1.73    “Information Security Incident” means, with respect to Confidential Information, any unauthorized use, unauthorized disclosure, corruption (including ransomware attack), or loss or other misuse of, or unauthorized access to, such Confidential Information. Information Security Incidents do not include unsuccessful attempts or activities that do not compromise the security of Confidential Information, including unsuccessful log-in attempts, pings, port scans, denial of service attacks, or other network attacks on firewalls or networked systems.
1.74    “Infringement” is defined in Section 8.3.1 (Notice).
1.75    “Initial Selected Mapped Target” is defined in Section 3.2.3.2 (Option to Conduct Lysate Screen on Additional Mapped Target).
1.76    “Improvements to Materials” is defined in Section 8.1.2.1 (Improvements to Kronos Platform and Improvements to Materials).
1.77    “IP” means all intellectual property rights, however denominated, throughout the world, whether or not registered, including both statutory and common law rights, if applicable, including without limitation Patents and Know-How.
1.78    “IRA Subject Project” is defined in Section 1.21 (Competitive Product).
1.79    “Joint IP” is defined in Section 8.1.2.4 (Other IP; Joint IP).
1.80    “Joint Project Team” or “JPT” is defined in Section 2.2.1 (Formation; Composition).
1.81    “JPT Co-Chair” is defined in Section 2.2.1 (Formation; Composition).
1.82    “Joint Research Committee” or “JRC” is defined in Section 2.1.1 (Formation; Composition).
1.83    “JRC Co-Chair” is defined in Section 2.1.1 (Formation; Composition).
1.84    “Know-How” means all information, inventions (whether or not patentable), improvements, practices, formula, trade secrets, techniques, methods, procedures, knowledge,

results, test data (including pharmacological, toxicological, pharmacokinetic and pre-clinical and clinical information, related reports, structure-activity relationship data and statistical analysis), analytical and quality control data, protocols, processes, models, designs, and other information regarding discovery, development, marketing, pricing, distribution, cost, sales and manufacturing. Know-How includes results and data, including test data (e.g., pharmacological, toxicological, pharmacokinetic and pre-clinical and clinical information, related reports, structure-activity relationship data and statistical analysis data), and analytical and quality control data. Know-How shall not include any Patents.
1.85    “Kronos Controlled Group” means in the event of Change of Control of Kronos, Kronos and its existing Affiliates immediately prior to the Change of Control.
1.86    “Kronos Platform” means Kronos’s proprietary (a) code, algorithms, processes, and computational methods to map TRNs and (b) SMM Screen.
1.87    “Kronos Platform Improvements” is defined in Section 8.1.2.1 (Improvements to Kronos Platform and Improvements to Materials).
1.88    “Kronos [***]” is defined in Section 3.3.4 (Kronos [***]).
1.89    “Kronos Program Election” is defined in Section 3.3.4 (Kronos [***]).
1.90    “Kronos-Prosecuted Patents” is defined in Section 8.2.2 (Kronos-Prosecuted Patents).
1.91    “Later Designated TF” is defined in Section 3.3.4.3.
1.92    “Launch Quarter” is defined in Section 6.7.5 (Royalty Reduction for Competitive Products).
1.93    “Lead Series” means, for a Hit Program, a series of Compounds with a shared identical or closely-related molecular backbone that (a) are synthesized by or on behalf of Genentech or Kronos in the conduct of the Hit Program, and (b) [***] meet all Lead Series Criteria for such Hit Program, [***] or (ii) is otherwise designated by Genentech as a Lead Series in accordance with Section 3.3.1.1 (ESR Activities).
1.94    “Lead Series Criteria” is defined in Section 3.3.1.1 (ESR Activities).
1.95    “Lead Series Nomination Fee” is defined in Section 6.3.2 (Lead Series Nomination Fee).
1.96    “Licensed Compound” means, with respect to a Hit Program, (a) the Development Candidate of such Hit Program or any Compound within the Nominated Lead Series that includes such Development Candidate [***].

1.97    “Licensed IP” means, with respect to a given Licensed Compound or Licensed Product, all IP owned or Controlled by Kronos or its Affiliates, prior to or during the Term, necessary or reasonably useful to make, use, sell, offer for sale, import, or otherwise exploit such Licensed Compound or Licensed Product. For clarity, nothing in this Agreement shall require Kronos to disclose to Genentech any Know-How comprising the Kronos Platform or Kronos Platform Improvements, [***].
1.98    “Licensed Product” means any product comprising or containing a Licensed Compound, in any and all forms, presentations, delivery systems, dosage forms and strengths, and formulations, alone or in combination with one or more active agents.
1.99    “Loss” or “Losses” is defined in Section 12.1 (Indemnification).
1.100    “LSR Activities” is defined in Section 3.3.2.1 (LSR Activities).
1.101    “LSR Data Package” is defined in Section 3.3.2.1 (LSR Activities).
1.102    “LSR Data Package Review Period” is defined in Section 3.3.2.1 (LSR Activities).
1.103    “LSR Plan” is defined in Section 3.3.2.1 (LSR Activities).
1.104    [***].
1.105    “LSR Term” means, with respect to a Hit Program, the period commencing on the date an LSR Plan is approved by the JRC under Section 3.3.2.1 (LSR Activities) and ending on the earliest of [***], (b) the date of the JRC’s determination that all LSR Activities have been completed, or (c) the date of termination of such Hit Program.
1.106    “Lysate Screen” means the so-called screening and related activities as described in the Discovery Research Plan as of the Effective Date or any substantially similar screening activities for any Discovery Research Plan approved by the JRC.
1.107    “Mapped Target” means, with respect to a Designated TRN, (a) the Designated TF itself or (b) any Co-Factor or Upstream Regulator therein.

1.108    [***].
1.109    “Materials” is defined in Section 3.6 (Materials).
1.110    “Marketing Authorization” means with respect to a therapeutic product (including a Licensed Product), final Regulatory Approval (including pricing approval, where required) required to sell such product for an Indication in accordance with applicable law of a given country or jurisdiction. In the US, Marketing Authorization means approval of a New Drug Application, Biologics License Application or an equivalent by the FDA. In the European Major Market countries, Marketing Authorization means marketing authorization granted by the European Commission pursuant to the centralized approval procedure or by a national competent authority in the European Major Market countries pursuant to the mutual recognition or other national approval procedure, or by the United Kingdom’s Medicines and Healthcare products Regulatory Agency, as applicable. In Japan, Marketing Authorization means marketing approval (seizo hanbai shonin) by the Ministry of Health, Labour and Welfare. For countries where government approval is required for pricing or reimbursement for a product, Marketing Authorization shall not be deemed to occur until such pricing or reimbursement approval is obtained.
1.111    “MOA” means, with respect to a molecule and a Designated TRN, the mechanism of action of such molecule with respect to such Designated TRN, which may be [***].
1.112    “Modulator Compound” means a Discovery Hit that inhibits, or acts as an agonist for, a Target [***].
1.113    “Negotiation Period” is defined in Section 6.8 (Payment Disposition Right of First Negotiation).
1.114    “Net Sales” with respect to a Licensed Product in a particular period, shall mean the sum of the amounts determined under Sections 1.114.1, 1.114.2, and 1.114.3:
1.114.1    Sales of Licensed Products by Genentech and its Affiliates. In the case of sales of such Licensed Product by Genentech and its Affiliates, the amount calculated by subtracting the amount of Sales of such Licensed Product in such period: [***].

For clarity, (i) deductions in the calculation for Net Sales shall not include or duplicate any of the [***], and (ii) there shall be no double counting in determining the deductions set forth in clauses (a) through (c) of this Section 1.114.
1.114.2    [***].
1.114.3    Licensed Products Sold in Combinations. In the event that a Licensed Product is sold in combination (in the same package, including as a co-formulation) with one or more other active ingredients that are not the subject of this Agreement (for purposes of this Section 1.114.3 a “Combination”), the gross amount invoiced for such Licensed Product shall be calculated by [***]; provided that:
(a)    in the event that such other active ingredient(s) are not sold separately (but such Licensed Product is), the gross amount invoiced for such Licensed Product shall be calculated [***]
(b)    in the event that such Licensed Product is not sold separately, Net Sales for royalty calculations shall be determined [***]; and
(c)    any pricing, or determination of gross amounts or Net Sales, shall be undertaken in good faith
1.115    “Nominated Lead Series” is defined in Section 3.3.1.1 (ESR Activities).

1.116    “Other IP” means assays, protocols, and other information or Know-How (including data generated using assays and protocols) generated in the course of performing activities under the Discovery Research Plan, the ESR Plan, or the LSR Plan, that is not Compound IP or TRN Mapping Data.
1.117    “Patent(s)” means any and all patents and patent applications and any patents issuing therefrom or claiming priority to, worldwide, together with any extensions (including patent term extensions and supplementary protection certificates) and renewals thereof, reissues, re-examinations, substitutions, confirmation patents, registration patents, invention certificates, patents of addition, renewals, divisionals, continuations, and continuations-in-part of any of the foregoing.
1.118    “Payment Rights” is defined in Section 6.8 (Payment Disposition Right of First Negotiation).
1.119    “Phase I Clinical Trial” means a human clinical trial, the principal purpose of which is preliminary determination of safety of a Licensed Product in healthy individuals or patients as described in 21 C.F.R. §312.21, or similar clinical study in a country other than the United States.
1.120    “Phase II Clinical Trial” means a human clinical trial, for which the primary endpoints include a determination of dose ranges or a preliminary determination of efficacy of a Licensed Product in patients being studied as described in 21 C.F.R. §312.21, or similar clinical study in a country other than the United States.
1.121    “Phase III Clinical Trial” means a human clinical trial, the principal purpose of which is to demonstrate clinically and statistically the efficacy and safety of a Licensed Product for one or more indications in order to obtain Marketing Authorization of such Licensed Product for such indication(s), as further defined in 21 C.F.R. §312.21 or a similar clinical study in a country other than the United States.
1.122    “Program Transition” is defined in Section 4.1 (Program Transition).
1.123    “Program Transition Plan” is defined in Section 4.1 (Program Transition).
1.124    “Proposed Agreement” is defined in Section 14.4.3.
1.125    “Prosecute and Maintain” or “Prosecution and Maintenance” means, with respect to a particular Patent (and patent application(s) derived from such Patent) the preparation, filing, prosecution and maintenance, including any supplemental examinations, re-examinations, reissues, applications for patent term adjustments and extensions, supplementary protection certificates and the like with respect to that Patent, together with the conduct of interferences, derivation proceedings, inter partes review, post-grant review, the defense of oppositions and other similar proceedings with respect to that Patent.
1.126    [***].

1.127    “Qualified Hit” is defined in Section 3.2.6 (Discovery Hit Criteria).
1.128    “Qualified Hit Evaluation Period” is defined in Section 3.2.8 (Discovery Hit Nomination).
1.129    “Receiving Party” is defined in Section 9.1 (Definition of Confidential Information).
1.130    “Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the development, manufacturing, commercialization or other use or exploitation (including the granting of Regulatory Approvals) of the pharmaceutical or biological products in any jurisdiction, including the FDA.
1.131    “Regulatory Approval” means the technical, medical, and scientific licenses, registrations, authorizations, and approvals required for marketing or use of a Licensed Product (including, approvals of New Drug Applications, pre- and post-approvals, and labeling approvals and any supplements and amendments to any of such approvals) of any national, supra-national, regional, state, or local regulatory agency, department, bureau, commission, council, or other governmental entity, necessary for the development, manufacture, distribution, marketing, promotion, offer for sale, use, import, export, or sale of a Licensed Product in a regulatory jurisdiction. In the US, Regulatory Approval means approval of any Marketing Authorization application or equivalent by the FDA.
1.132    “Release” is defined in Section 10.2 (Subsequent Releases).
1.133    “Reserved TRN” is defined in Section 5.3 (Summary).
1.134    [***].
1.135    “ROFN Exercise Period” is defined in Section 6.8 (Payment Disposition Right of First Negotiation).
1.136    “ROFN Notice” is defined in Section 6.8 (Payment Disposition Right of First Negotiation).
1.137    “Royalty Report” is defined in Section 7.2 (Royalty Report).
1.138    “Royalty Term” is defined in Section 6.6.2 (Royalty Term).
1.139    “Rules” is defined in Section 14.2.1 (Rules).
1.140    “Sales” means, for a Licensed Product in a particular period, the sum of 1.140.1 and 1.140.2:
1.140.1    [***].

There shall be no double counting in determining the foregoing deductions. Any of the items set forth above that [***].
1.140.2    [***].
For clarity, sales by Genentech or its Affiliates to any Sublicensee shall be excluded from Sales, provided that sales to the first Third Party (other than a Sublicensee) thereafter by Genentech or its Affiliates or Sublicensees shall be included in “Sales” in accordance with the then currently used Accounting Standards.
1.141    “Screen Mapped Target” means a Mapped Target that is the subject of an additional Lysate Screen pursuant to Section 3.2.3.2 (Option to Conduct Lysate Screen on Additional Mapped Target) or Druggable Nodes Purified Screen.

1.142    “Screening Activities” is defined in Section 3.2.3.1 (Screening Activities).
1.143    “Screening Hit” is defined in Section 3.2.3.1 (Screening Activities).
1.144    “[***] Nomination Fee” is defined in Section 6.3.1.1 ([***] Nomination Fee).
1.145    “SMM Screen” means Kronos’s proprietary covalently immobilized, small molecule microarray binding screen.
1.146    “Starting Compound” means any (a) a Discovery Hit or (b) [***], as applicable.
1.147    “Structured TF Domains and Interaction Purified Screen” means a SMM Screen of a purified portion of the Designated TF that is structured in nature.
1.148    “Sublicensee” means any Third Party to which Genentech grants a sublicense for the commercial sale of a Licensed Product.
1.149    “Target” means a naturally occurring protein or biological molecule, including all peptides derived from such protein and all forms (including forms arising from mutations in the gene that encodes such protein or biological molecule).
1.150    “Target Candidate Profile” means, with respect to a Hit Program, the certain, desired characteristics of a potential Development Candidate arising from such Hit Program, as provided pursuant to Section 3.3.1.1 (ESR Activities).
1.151    “Term” is defined in Section 13.1 (Term).
1.152    “Terminated Asset” is defined in Section 13.5.2.2(c)(i) (Data Package Request).
1.153    “Terminated Asset Data Package” is defined in Section 13.5.2.2(c)(i) (Data Package Request).
1.154    “Terminated Asset IP” is defined in Section 13.5.2.2(c)(iii) (Transfer Agreement).
1.155    “Terminated Asset License” is defined in Section 13.5.2.2(c)(iii) (Transfer Agreement).
1.156    “Terminated Compound IP” is defined in Section 13.5.2.2(b) (On or After [***]).
1.157    “Territory” means all the countries of the world.
1.158    “Third Party” means any entity other than Kronos or Genentech or their respective Affiliates.

1.159    “Third Party Claims” is defined in Section 12.1 (Indemnification).
1.160    “Title 11” is defined in Section 13.3 (Termination by Either Party for Insolvency or Bankruptcy).
1.161    “Transcription Regulatory Network” or “TRN” means, with respect to a transcription factor, including any Designated Transcription Factor, the network of such transcription factor’s dependence and consisting of the following:
[***]
1.162    “TRN Mapping Data” means, for a TRN, [***], generated in the course of the applicable Discovery Research Activities during the applicable Discovery Research Term. For the avoidance of doubt, TRN Mapping Data includes [***] or otherwise defined by the JRC.
1.163    “Unbiased Triage Assay” means the [***] or any substantially similar screening activities for any Discovery Research Plan approved by the JRC.
1.164    “Unrestricted Critical Node Component” is defined in Section 5.2.6 (Existing Programs).
1.165    “Upstream Regulator” is defined in Section 1.161 (Transcription Regulatory Network).

1.166    “US” means the United States of America and its territories and possessions.
1.167    “US Dollar” or “$” means US dollars.
1.168    “Valid Claim” means, [***].
1.169    “Washout-Eligible Derivative” means, with respect to a Hit Program, a Compound that is [***], after the date of [***]. For clarity, [***] a Washout-Eligible Derivative unless [***].
1.170    “Withholding Tax Action” is defined in Section 7.6.1 (General).
SECTION 2

GOVERNANCE
2.1    Joint Research Committee.
2.1.1    Formation; Composition. Promptly after the Effective Date, and in any event within [***] after the Effective Date, the Parties shall establish a joint research committee (the “JRC”) to govern the Parties’ activities under the Discovery Research Programs and Hit Programs. The JRC shall be composed of up to three (3) representatives designated by each of Kronos and Genentech; the Parties need not have the same number of representatives on the JRC. Each Party shall designate one of its representatives as its primary contact for JRC matters (such Party’s “JRC Co-Chair”). The Parties, through their respective Alliance Managers, shall agree on membership of the JRC, ensuring that representatives are appropriate for the tasks then being undertaken and the stage of research, in terms of their seniority, function in their respective organizations, training, and experience. A Party may replace any or all of its JRC representatives (or JRC Co-Chair) at any time by informing the other Party in advance in writing (which may be by email). Once established, the JRC shall meet at least once each Calendar Quarter, and shall meet at such other times as are reasonably requested by either Party. Either Party may invite a reasonable number of other employees, consultants, research contractors, or scientific advisors to attend a JRC meeting in a non-voting capacity with prior written notice to the other Party; provided that such invitees are bound by appropriate confidentiality and invention assignment obligations consistent with the terms of this Agreement. Unless otherwise agreed by the Parties, the JRC shall meet and operate during the period commencing upon its formation until the latest of (a) termination of the last remaining Discovery Research Program, (b) nomination of a Development Candidate in, or termination of, the last remaining Hit Program, or (c) completion of Program Transition of the last remaining Hit Program conducted by Kronos. Thereafter, the JRC shall cease operations and perform no further functions under this Agreement. Notwithstanding the foregoing, following dissolution of the JRC, the Parties may mutually agree to re-establish the JRC.
2.1.2    Responsibilities of JRC. The JRC shall be responsible for performing the following functions:
(a)    overseeing the activities conducted by the JPT under the Discovery Research Programs and Hit Programs conducted by Kronos;
(b)    reviewing and approving Discovery Research Plans, ESR Plans, LSR Plans, and any amendments to the foregoing;
(c)    reviewing and evaluating the results and data of each phase of the Discovery Research Program and Hit Program on an ongoing basis to propose recommendations for potential Discovery Hits, Nominated Lead Series, or Development Candidates;
(d)    [***];
(e)    [***];
(f)    [***];
(g)    [***];
(h)    [***];
(i)    reviewing and approving a JPT’s determination of whether [***];
(j)    [***];
(k)    [***];
(l)    [***];

(m)    [***];
(n)    establishing, dissolving, and overseeing subteams, as needed, to carry out its functions; and
(o)    performing such other functions as agreed to by the Parties or as specified in this Agreement.
2.1.3    Decisions. The JRC shall operate as to matters within its responsibility by attempting to reach agreement by consensus, with each Party casting one (1) vote. If the JRC cannot, or does not, reach consensus on an issue at a meeting or within [***] thereafter, then [***] may not exercise its final decision-making authority to (a) amend the Agreement or waive its obligations under this Agreement, or (b) [***].
2.2    Joint Project Team.
2.2.1    Formation; Composition. Within [***] after the Effective Date, the Parties shall establish a joint project team for each Designated TF (each, a “JPT”) to conduct the activities overseen by the JRC, including the identification of the Designated TF. Each JPT shall be composed of such representatives as are designated by each of Kronos and Genentech; the Parties need not have the same number of representatives on the JPT, and the Parties may have the same representatives serve as JPT members for each of the Discovery Research Programs. For each JPT, each Party shall designate one of its representatives as its primary contact for such JPT’s matters (such Party’s “JPT Co-Chair” for the applicable JPT). The Parties, through their respective Alliance Managers, shall agree on membership of each JPT, ensuring that representatives of each party are appropriate for the tasks then being undertaken and the stage of research, in terms of their seniority, function in their respective organizations, training, and experience. A Party may replace any or all of its JPT representatives (or JPT Co-Chair) at any time by informing the other Party in advance in writing (which may be by email). Once established, the JPT shall meet at least once each month (unless otherwise agreed by the Parties), and shall meet at such other times as are reasonably requested by either Party. Either Party may invite a reasonable number of other employees, consultants, research contractors, or scientific advisors to attend a JPT meeting in a non-voting capacity with prior written notice to the other Party; provided that such invitees are bound by appropriate confidentiality and invention assignment obligations consistent with the terms of this Agreement. Unless otherwise agreed by the Parties, each JPT shall meet and operate during the period commencing upon its formation until the latest of (a) termination of the applicable Discovery Research Program, (b) nomination of a Development Candidate in, or earlier termination of, the last remaining Hit Program for the applicable Designated TRN, or (c) completion of Program Transition of the last remaining Hit Program conducted by Kronos for the applicable Designated TRN. Thereafter, such JPT shall cease operations and perform no further functions under this Agreement. Notwithstanding the foregoing, following dissolution of a JPT, the Parties may mutually agree to re-establish such JPT.
2.2.2    Responsibilities of JPT. The JPT shall be responsible for performing the following functions:
(a)    managing the activities under the applicable Discovery Research Program and Hit Programs conducted by Kronos (including the activities under the applicable Discovery Research Plans, the ESR Activities, and the LSR Activities), including facilitating the sharing of results therefrom and communications between the Parties;
(b)    drafting (i) the applicable Discovery Research Plan (and any amendments thereto), (ii) ESR Plans (and any amendments thereto) consistent with the ESR Activities Outline as set forth in Exhibit 3.3.1.1-3, and (iii) LSR Plans (and any amendments thereto) consistent with the LSR Activities Outline as set forth in Exhibit 3.3.2.1;
(c)    coordinating the transfer of Materials pursuant to a Discovery Research Plan, ESR Plan, or LSR Plan;
(d)    [***];
(e)    [***];
(f)    [***];
(g)    [***];
(h)    drafting Program Transition Plans and coordinating Program Transitions of Hit Programs pursuant to the applicable Program Transition Plans following approval of such Program Transition Plans by the JRC; and
(i)    performing such other functions as agreed to by the Parties, as directed by the JRC, or as specified in this Agreement.
2.2.3    Decisions. The JPT shall operate as to matters within its responsibility by attempting to reach agreement by consensus, with each Party casting one (1) vote. If the JPT cannot reach agreement on a particular matter within [***] (or such longer period as the JPT agrees upon by consensus), then after the JPT first meets to consider such matter, the matter shall be referred to the JRC, which shall resolve such matter in accordance with Section 2.1.3 (Decisions).
2.3    Committee Meetings; Minutes. In order to hold any committee or team meeting or to make a committee or team decision under this SECTION 2, at least one (1) member of such committee or team from each Party must participate in the meeting or vote; provided that either

Party may defer a meeting or a vote if such Party desires to postpone until the applicable committee or team members are able to attend, so long as such postponement does not cause material or undue delays to any Discovery Research Program or Hit Program. Committees may meet in person or via teleconference, video conference or the like, provided that at least one (1) meeting per Calendar Year shall be held in person (where conditions so allow), unless otherwise agreed by the Parties. Each Party shall bear the expense of its respective representatives’ participation in committee and team meetings. Each committee or team shall circulate among the applicable committee or team an agenda for each meeting at least [***] prior to such meeting and keep minutes of its meetings that record in writing any key decisions made. Action items assigned or completed and other appropriate matters may be recorded in such meeting minutes as needed. The Parties shall alternate the responsibility for circulating such agenda and keeping such meeting minutes for a particular committee or team. Meeting minutes shall be sent to both Parties promptly after a meeting for review, comment and approval. A decision that is made at a committee or team meeting shall be recorded in minutes and decisions that are made by the committee or team outside of a meeting shall be documented in writing (which may be by email).
2.4    Alliance Managers. Promptly following the Effective Date, each Party shall designate an individual to act as the primary business contact for such Party for matters related to this Agreement (such Party’s “Alliance Manager”), unless another contact is expressly specified in the Agreement or designated by the Parties for a particular purpose. The Alliance Managers shall promote communication and collaboration between the Parties, ensure appropriate decision making, and assist in the resolution of potential and pending issues and potential Disputes in a timely manner. The Alliance Managers may attend all meetings of the committees and teams contemplated herein as non-voting participants. Either Party may replace its Alliance Manager at any time by notifying the other Party’s Alliance Manager in writing (which may be by email).
2.5    Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in a committee or team unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. No committee or team shall have the power to amend, modify or waive compliance with this Agreement, which may only be amended or modified, or compliance with which may only be waived, as provided in Section 15.7 (Amendment; Waiver).
2.6    Party Structure. The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement. Each Party shall have the right to make routine day-to-day decisions relating to the conduct of those activities for which it has a performance or other obligation hereunder, in each case in a manner consistent with the then-current applicable plan and the terms and conditions of this Agreement.
SECTION 3

DISCOVERY RESEARCH PROGRAMS; HIT PROGRAMS
3.1    General.

3.1.1    Overview. The Parties shall initially collaborate on two (2) Discovery Research Programs, each focused on a Designated Transcription Factor, with each Discovery Research Program consisting primarily of [***] nomination as a Discovery Hit appropriate for further development in a Hit Program. Each such Hit Program shall consist primarily of lead identification and optimization activities then with the ultimate goal of identifying one (1) or more Development Candidates.
3.1.2    Conduct of Parties. Each Party shall: (a) comply with all laws, rules, and regulations applicable to the conduct and documentation of its Discovery Research Program or Hit Program activities; (b) in performing its obligations under the applicable Discovery Research Program or Hit Program, assign responsibilities to those portions of its organization that have the appropriate resources, expertise, and responsibility for such obligations; and (c) bear its own costs to carry out its obligations under the applicable Discovery Research Program or Hit Program unless expressly stated under this Agreement.
3.1.3    Disclosure by Kronos. For purposes of this Agreement, references to Kronos “providing” or “delivering” Know-How (including TRN Mapping Data or data within the Compound IP) or any other data, information, results or reports required to be disclosed, delivered, transferred or otherwise provided to Genentech under this Agreement shall mean [***].
3.2    Initial Discovery Activities.
3.2.1    Discovery Research Plan. For each Designated TF, within [***] following the Effective Date for the initial Designated TFs (or within [***] of the designation of any other Designated TF pursuant to Section 3.2.5 ([***]) or Section 3.2.9 (Option for Additional Designated TF)), the applicable JPT shall draft and deliver to the JRC a research plan setting forth the initial discovery activities to be conducted for such Designated TF during the Discovery Research Term, including mapping the Designated TRN for such Designated TF, conducting compound screens, and characterizing screening hits (each, a “Discovery Research Plan”). Each Discovery Research Plan shall be consistent with the Initial Discovery Research Plan attached as Exhibit 3.2.1 and include: [***]. The JRC shall approve such Discovery Research Plan within [***] days of its delivery by the JPT to the JRC and may thereafter amend such Discovery Research Plan as needed. For each Discovery Research Program, Kronos shall use Commercially Reasonable Efforts to conduct and complete the activities allocated to it pursuant to and in accordance with the applicable Discovery Research Plan (including within any timelines as agreed to by the JPT) during the applicable Discovery Research Term.

3.2.2    Mapping Phase. Kronos shall conduct mapping of the TRN for the Designated TF in the context of the relevant tumor type pursuant to and as set forth in the applicable Discovery Research Plan, with the objective of [***] (each such TRN, a “Designated TRN” for the applicable Designated TF). Subject to any potential restrictions on provision, Genentech shall provide relevant Materials as specified in the Discovery Research Plan (or as disclosed by Genentech through the JPT) together with such other Materials Genentech wishes to provide for purposes of conducting the Discovery Research Plan. Kronos shall provide the JPT with the TRN Mapping Data, [***].
3.2.3    Screening Phase.
3.2.3.1    Screening Activities. For each Discovery Research Program, Kronos shall conduct screening activities pursuant to the Discovery Research Plan, with the objective of [***] set forth in the Discovery Research Plan (each such compound, a “Screening Hit”; such activities, collectively, the “Screening Activities”). Kronos shall provide the results and any data generated pursuant to the Screening Activities on an ongoing basis to the JPT within any timelines related thereto as agreed to by the JPT.
3.2.3.2    Option to Conduct [***]. For each Discovery Research Program, Kronos shall conduct [***] (the “Initial Selected Mapped Target”). At any time during the applicable Discovery Research Term, Genentech may elect to have Kronos conduct [***]. If Genentech makes such election, then within [***] of Genentech’s timely election, the JPT shall draft a proposed amendment to the Discovery Research Plan for the JRC’s approval to reflect updated or revised Discovery Research Plan activities based on [***]. The JRC shall approve such amendment within [***] of receipt of such draft amendment. Genentech shall pay Kronos [***] in accordance with Section 7.1.1 (Expansion Fees; Nomination Fees; [***]).
3.2.3.3    Option to Conduct [***]. For each Discovery Research Program, Kronos shall conduct [***], in either case, pursuant to the applicable Discovery Research Plan. At any time during the applicable Discovery Research Term, Genentech may elect to have Kronos perform [***] for such Discovery Research Program. Within [***] of Genentech’s timely election, the JPT shall draft an amendment to the Discovery Research Plan for the JRC’s approval. The JRC shall approve such amendment within [***] of receipt of such draft amendment. Genentech shall pay Kronos [***] in accordance with Section 7.1.1 (Expansion Fees; Nomination Fees; [***]).
3.2.3.3    Option to Conduct [***]. For each Discovery Research Program, Kronos shall conduct [***], in either case, pursuant to the applicable Discovery Research Plan. At any time during the applicable Discovery Research Term, Genentech may elect to have Kronos perform [***] for such Discovery Research Program. Within [***] of Genentech’s timely election, the JPT shall draft an amendment to the Discovery Research Plan for the JRC’s approval. The JRC shall approve such amendment within [***] of receipt of such draft amendment. Genentech shall pay Kronos [***] in accordance with Section 7.1.1 (Expansion Fees; Nomination Fees; [***]).
3.2.3.4    Additional Screening. If, for a Discovery Research Program, during the applicable Discovery Research Term, [***], Kronos will [***]. If [***].
3.2.4    Hit Characterization Phase.
3.2.4.1    Hit Characterization Activities. For each Discovery Research Program, Kronos shall, pursuant to the applicable Discovery Research Plan, conduct hit characterization activities for all Screening Hits of the applicable Designated TRN with the objective of determining the Target and characterizing the MOA for each such Screening Hit (collectively, the “Hit Characterization Activities”). Each Discovery Research Plan shall include [***] within such Discovery Research Program. Kronos shall provide [***] as agreed to by the JPT.
3.2.4.2    Option to Conduct [***]. For [***], Kronos shall conduct, pursuant to the applicable Discovery Research Plan, [***], to test specific hypothesis-driven mechanisms [***]. At any time during the Discovery Research Term, Genentech may [***] of such Discovery Research Program. If Genentech makes such election, then within [***] of such election, the JPT shall draft a proposed amendment to the Discovery Research Plan for the JRC’s approval. The JRC shall approve such amendment within [***] of receipt of such draft amendment. Genentech shall pay Kronos [***].
3.2.5    [***]. For each Discovery Research Program, [***].

Upon such election, [***] unless otherwise expressly stated, [***], the JPT shall draft a proposed new Discovery Research Plan for [***] for the JRC’s review and the JRC shall approve such amended Discovery Research Plan within [***] of receipt, (v) the Parties shall conduct activities pursuant to the new Discovery Research Plan, and (vi) the [***] of the applicable Discovery Research Program and Hit Program(s) for such Designated TRN.
If [***], and [***]. For the avoidance of doubt, the [***].
3.2.6    Discovery Hit Criteria. For each Discovery Research Program, within [***] following the JRC’s receipt of the results and data of the Hit Characterization Activities pursuant to Section 3.2.4 (Hit Characterization Activities), the JRC shall review such results and data and determine whether each Screening Hit meets the applicable criteria specified in the Discovery Research Plan (such criteria, the “Discovery Hit Criteria”). Any Screening Hit that the JRC determines to have met the applicable Discovery Hit Criteria shall be deemed a “Qualified Hit.” [***].
3.2.7    Testing of Qualified Hits. If [***], provided that (a) Genentech notifies the applicable JPT [***]; (b) [***].

Genentech may [***] in such Discovery Research Program, provided it notifies the JPT of its intent within [***] following the JRC’s determination of all Qualified Hits for such Discovery Research Program.
3.2.8    Discovery Hit Nomination. No later than (a) [***] after Genentech’s [***] (the “Qualified Hit Evaluation Period”), Genentech shall have the right to nominate a Qualified Hit to be a “Discovery Hit.” Genentech may elect, following discussion at the JRC, that a Discovery Hit should be advanced as the binding moiety of a Heterobifunctional Compound. Unless Genentech [***] and, subject to [***], Kronos shall be obligated to conduct the applicable ESR Activities. Genentech may nominate a Qualified Hit(s) as a Discovery Hit(s) in one (1) of the following ways:
    3.2.8.1 [***].    For each Qualified Hit that Genentech nominates to be a Discovery Hit under this Section 3.2.8.1, Genentech shall pay Kronos the [***].
[***]
For clarity, if [***]

3.2.9    Option for Additional Designated TF. In the event that, following the designation of all Qualified Hits for the first Discovery Research Program, the Parties mutually agree in writing to conduct activities under an additional Discovery Research Program for an additional transcription factor (for a total of [***] Discovery Research Programs), then within [***] of [***]) as a Designated TF and commence a new Discovery Research Program for such Designated TF by paying Kronos the [***]. In such event, such mutually selected transcription factor shall be deemed a Designated TF, and the Discovery Research Program for such Designated TF shall commence pursuant to Section 3.2.1 (Discovery Research Plan).
3.3    Modulator Hit Programs.
3.3.1    Lead Identification Phase.
3.3.1.1    ESR Activities. For each Hit Program for which Kronos has undertaken to (or is obligated to) conduct ESR Activities where a Discovery Hit is advanced as a Modulator Compound pursuant to Section 3.2.8 (Discovery Hit Nomination), within [***] days of the nomination of such Discovery Hit, [***]. Within [***] of [***], the JPT shall draft and deliver to the JRC an early stage research plan setting forth the hit-to-lead activities to be conducted during the ESR Term for such Hit Program, including activities to identify a Lead Series consistent with the ESR Activities Outline in Exhibit 3.3.1.1-3 (each, an “ESR Plan”; the activities pursuant to such ESR Plan, the “ESR Activities”). Each ESR Plan shall include: (a) a description of the responsibilities of each Party, including the activities each Party shall perform, (b) an anticipated timeline for completion of such activities, and (c) [***] (collectively, the “Lead Series Criteria”). The JRC shall approve such ESR Plan within [***] days of its delivery by the JPT to the JRC, and may thereafter amend such ESR Plan as needed.
For each Hit Program for which Kronos has undertaken to (or is obligated to) conduct ESR Activities, Kronos shall, subject to [***], conduct the activities, pursuant to the applicable ESR Plan. For each Hit Program for which Kronos conducts activities pursuant to this Section 3.3.1, Kronos shall use Commercially Reasonable Efforts to conduct and complete the activities allocated to it pursuant to and in accordance with the ESR Plan (including within any timelines as agreed to by the JPT) during the applicable ESR Term.

For the ESR Activities conducted by Kronos, Kronos shall provide to the JRC, [***], including [***] (the “ESR Data Package”). The JRC shall review the ESR Data Package and confirm any Lead Series meeting the Lead Series Criteria in the applicable Hit Program. The JRC may also deem a series developed in the conduct of an ESR Plan to be a Lead Series even if such series has not met the applicable Lead Series Criteria.
Within [***] of the completion and delivery of the ESR Data Package (the “ESR Data Package Review Period”), Genentech shall have the right to have [***] for purposes of determining whether to nominate such Lead Series as a Nominated Lead Series, provided that (a) Genentech notifies the applicable JPT of such desire and its proposed analyses for discussion and input, and (b) [***], then Kronos shall [***].
Within (i) [***] of Genentech’s receipt of [***] requested by Genentech, or (ii) [***] after the expiration of the ESR Data Package Review Period if Genentech does not request quantities of any Lead Series Compound, Genentech may elect to advance the Lead Series of the applicable Hit Program for optimization activities (each advanced Lead Series, a “Nominated Lead Series”) by paying Kronos the applicable Lead Series Nomination Fee pursuant to Section 6.3.2 (Lead Series Nomination Fee).
3.3.1.2    [***] of Discovery Hit.
(a)    [***] Discovery Hit Nomination. For each Hit Program for which Kronos has undertaken to (or is obligated to) conduct hit-to-lead activities for a Discovery Hit nominated under Section 3.2.8.1 (Single Nomination of a Discovery Hit) Genentech may [***] pursuant to Section 3.3.1.1 (ESR Activities) for such Hit Program, [***].
(b)    [***] Discovery Hit [***] Nomination. If Genentech [***]

Genentech may [***] pursuant to Section 3.3.1.1 (ESR Activities) for such Hit Program for such Hit Program, [***].
(c)    [***] Discovery Hit [***] Nomination. If Genentech [***], Genentech may [***] for such Hit Program, [***].
(d)    Effects of [***] Discovery Hit. For any [***] Discovery Hit(s) under [***]: (i) [***] shall no longer be deemed a Discovery Hit, (ii) all Kronos’s activities with respect to such [***] Discovery Hit shall immediately terminate, (iii) the Discovery Hit [***] under such Hit Program, (iv) Genentech shall not owe Kronos a Discovery Hit Nomination Fee for such [***], (v) Genentech shall owe Kronos [***], (vi) within [***] days of such election, the JPT shall draft a new ESR Plan to include activities for each the new Discovery Hit for the JRC’s review and the JRC shall approve such amended ESR Plan(s) within [***] days of receipt, (vii) the Parties shall conduct activities pursuant to the new amended ESR Plan(s) and (viii) the [***] Discovery Hit shall be treated as an elective termination by Genentech under Section 13.4 (Elective Termination) of the applicable Hit Program.
(e)    [***] ESR Activities. Notwithstanding the foregoing in this Section 3.3.1.2 ([***] Discovery Hit), if Genentech elects to [***] activities under the ESR Plan for the [***] Discovery Hit in such Hit Program, then within [***] days of Kronos’s receipt of such notice, Kronos may elect, at its sole discretion, to conduct the ESR Activities for the [***] Discovery Hit pursuant to [***], as applicable, or to not conduct such activities. Solely if Kronos elects not to conduct such activities, then Genentech may elect to [***]. In addition, if Kronos elects not to conduct such ESR Activities with respect to such newly selected Discovery Hit, it shall [***].
If Genentech elects to initiate a Program Transition for such Hit Program of the newly selected Discovery Hit, then (A) a Program Transition pursuant to Section 4.1 (Program Transition) for such Hit Program shall initiate, (B) Genentech shall not owe Kronos [***], (C) until Genentech identifies a Development Candidate or terminates such Hit Program, Genentech shall [***], as applicable, or nominates a Nominated Lead Series or Development Candidate, as applicable, for such Hit Program, and (D) all subsequent amounts payable to Kronos for such Hit Program accruing from the date of such election [***].
3.3.2    Optimization Phase.
3.3.2.1    LSR Activities. For each Hit Program conducted by Kronos for which Kronos has conducted the applicable ESR Activities and Genentech elects to advance a Nominated Lead Series pursuant to Section 3.3.1.1 (ESR Activities), within [***] days of the nomination of such Nominated Lead Series, the JPT shall draft and deliver to the JRC a late stage research plan setting forth the optimization activities to be conducted during the LSR Term for such Hit Program, including activities to identify a Development Candidate consistent with the LSR Activities Outline in Exhibit 3.3.2.1 (LSR Activities Outline) (each, an “LSR Plan”; the activities pursuant to such LSR Plan, the “LSR Activities”). Each LSR Plan shall include: [***] (the “Development Candidate Criteria”). The JRC shall approve such LSR Plan within [***] days of its delivery by the JPT to the JRC, and may thereafter amend such LSR Plan as needed. For clarity, Kronos shall not be obligated to conduct LSR Activities with respect to any Hit Program or Discovery Hit originating such Hit Program, as applicable, for which Genentech has already elected a Program Transition.
For each Hit Program, Kronos shall [***], conduct the activities, pursuant to the applicable LSR Plan. For each Hit Program for which Kronos conducts activities pursuant to this Section 3.3.2.1, Kronos shall use Commercially Reasonable Efforts to conduct and complete the activities allocated to it pursuant to and in accordance with the LSR Plan (including within any timelines as agreed to by the JPT) during the LSR Term.

For the LSR Activities conducted by Kronos, Kronos shall provide the JRC, [***] (the “LSR Data Package”). The JRC shall review the LSR Data Package and confirm any potential Development Candidates meeting the Development Candidate Criteria in the applicable Hit Program.
Within [***] of the completion and delivery of the LSR Data Package (the “LSR Data Package Review Period”), Genentech may request that Kronos transfer, [***], provided that (i) Genentech notifies the applicable JPT of such desire and [***].
Within (A) [***] any potential Development Candidate requested by Genentech or (B) [***] after the expiration of the LSR Data Package Review Period if Genentech does not request [***], Genentech may elect to nominate a potential Development Candidate to be advanced as the “Development Candidate” (as defined in Section 1.39(a)) for preclinical development by paying Kronos the applicable Development Candidate Nomination Fee pursuant to Section 6.3.3 (Development Candidate Nomination Fee). Upon such nomination, Kronos shall commence Program Transition of the applicable Hit Program of such Development Candidate.
3.3.2.2    [***] Nominated Lead Series.
(a)    General. For each Hit Program for which Kronos has undertaken to (or is obligated to) conduct LSR Activities for a Nominated Lead Series, Genentech [***]. Genentech shall provide notice to Kronos promptly following the completion of the analysis of the IND-enabling studies through the JRC or, if the JRC has been dissolved, through the Parties’ respective Alliance Managers.
For any [***],

(iv) Genentech shall owe Kronos the applicable LSR [***] Fee (if any) pursuant to Section 6.4.3 (LSR [***] Fee) within [***] of the JRC’s approval of the amended LSR Plan, (v) within [***] of such election, the JPT shall draft a new LSR Plan to include activities for the new Nominated Lead Series for the JRC’s review and the JRC shall approve such new LSR Plan within [***] days of receipt, (vi) the Parties shall conduct activities pursuant to the amended LSR Plan, subject to Section 3.3.2.2(b) [***], and (vii) the [***] Nominated Lead Series shall be treated as an elective termination by Genentech under Section 13.4 (Elective Termination) of the applicable Hit Program, (and if applicable, Development Candidate).
(b)    [***] LSR Activities. Notwithstanding the foregoing in this Section 3.3.2.2 (Substitution of Nominated Lead Series), if Genentech [***] pursuant to Section 3.3.2.2(a) (General) at any time after [***] in such Hit Program, then within [***] of Kronos’s receipt of such notice, Kronos may elect, at its sole discretion, to conduct the LSR Activities for the [***] Nominated Lead Series pursuant to Section 3.3.2.2(a) (General) or to not conduct such activities. If Kronos elects not to conduct such activities, then Genentech may elect to (i) [***].
If Genentech elects to initiate a Program Transition for such Hit Program of the newly selected Nominated Lead Series, then (A) a Program Transition pursuant to Section 4.1 (Program Transition) for such Hit Program shall initiate, (B) Genentech shall not owe Kronos [***], (C) until Genentech identifies a Development Candidate or terminates such Hit Program, Genentech shall provide the JRC with [***], and (D) all subsequent amounts payable to Kronos for such Hit Program accruing from the date of such election shall be [***].
3.3.3    [***]. For each Hit Program, before commencing and [***] conduct of activities pursuant to the applicable ESR Plan or LSR Plan, and during the applicable ESR Term or LSR Term, Kronos shall [***] Commencing as of the

[***]. Upon the JRC’s request, Kronos shall provide the JRC with [***], as needed. The JRC shall discuss [***].
For each Hit Program conducted by Kronos, if, at any point from delivery of the ESR Data Package of the applicable Discovery Hit until the later of expiration of the applicable ESR Term or LSR Term, Genentech [***] related to the foregoing, then, within [***] of such determination, Genentech may elect to either [***]. If Genentech [***].
3.3.4    Kronos [***]. Unless the Parties agree otherwise, Kronos shall be obligated to conduct no more than [***], provided that Genentech shall [***] (each such selection by Genentech, a “Kronos Program Election”). The activities under each such Kronos Program Election shall consist of either [***]. Notwithstanding the foregoing, if the Parties mutually agree to conduct activities under an additional Discovery Research Program for an additional transcription factor pursuant to Section 3.2.9 (Option for Additional Designated TF), then Kronos shall be obligated to conduct no more than [***] total across all Designated TFs. In general, [***] and provided that:
3.3.4.1    if Genentech does not nominate any Discovery Hits as Modulator Compounds from [***] Discovery Research Program for a Designated TF, Genentech may

[***];
3.3.4.2    if Genentech nominates [***] as a Modulator Compound from the first-to-complete Discovery Research Program for Designated TF, Genentech shall [***]; and
3.3.4.3    if Genentech provides notice that it desires to nominate [***] Discovery Hits as Modulator Compounds from the [***] Discovery Research Program for a Designated TF (the “Earlier Designated TF”) (a) Genentech shall actually nominate [***], and (b) if Genentech did not actually nominate under clause (a) [***] (the “Later Designated TF”). If Genentech does not nominate any Discovery Hits as Modulator Compounds from such subsequent Discovery Research Program for the Later Designated TF, then Genentech [***] for such Earlier Designated TF. In the event that the Parties agree to an additional Discovery Research Program pursuant to Section 3.2.9 (Option for Additional Designated TF), [***]. For clarity, in the event Genentech nominates [***] Discovery Hits from a Discovery Research Program at different points in time as set forth in this Section 3.3.4, the total Discovery Hit nomination fees shall nevertheless be as set forth in Section 6.3.1 (Discovery Hit Nomination Fee).  For example, if [***], then in the event a [***]. Nothing in this Section 3.3.4.3 shall prevent Genentech from nominating [***] Discovery Hits for the Earlier Designated TF during the [***] Qualified Hit Evaluation Period, electing its Kronos Program Election for one (1) such Discovery Hit, and, in the event Kronos does not exercise its right to conduct the Hit Program for such Discovery Hit(s) as set forth below, initiating Program Transition of the other nominated Discovery Hits.
In the event a [***]. The foregoing provisions in this Section 3.3.4 are collectively the “Kronos [***].”

Kronos shall have the right, in its discretion but [***] to conduct Hit Programs for Discovery Hits as Modulator Compounds that are in excess of the Kronos [***]. If Kronos declines to perform ESR Activities for a Discovery Hit because [***], Kronos shall notify Genentech within [***] days and then Genentech may, within [***] of Kronos’s notice of its decision to so decline to Genentech, elect to conduct lead identification and optimization activities itself (or through a Third Party). For the avoidance of doubt, in the event that the Kronos [***] is exceeded, and Genentech conducts [***].
For any Hit Program for which Genentech elects to conduct lead identification or optimization activities that are [***], (i) a Program Transition pursuant to Section 4.1 (Program Transition) for such Hit Program shall initiate, (ii) [***].
3.3.5    Failure to Meet Lead Series Criteria or Development Candidate Criteria. For each Hit Program conducted by Kronos for which Kronos is unable to deliver (a) a series of Compounds [***], in each case (a) or (b), Genentech may elect to (A) terminate such Hit Program or (B) initiate a Program Transition of such Hit Program.
For any Hit Program for which Genentech elects to initiate a Program Transition under this Section 3.3.5, (A) a Program Transition pursuant to Section 4.1 (Program Transition) for such Hit Program shall initiate, (B) until Genentech identifies a Development Candidate or terminates such Hit Program, Genentech shall [***]. For clarity, under no circumstances shall Genentech be obligated to include structural information from such Hit Program in any such summary update.

3.4    Heterobifunctional Compound Hit Programs. For each Hit Program where a Discovery Hit or a Nominated Lead Series is advanced as a Heterobifunctional Compound pursuant to Section 3.2.8 (Discovery Hit Nomination), (a) a Program Transition pursuant to Section 4.1 (Program Transition) for such Hit Program shall initiate, (b) Genentech shall undertake the applicable hit-to-lead activities or optimization activities for such Discovery Hit or Nominated Lead Series, (c) until Genentech identifies a Development Candidate or terminates such Hit Program, Genentech shall [***].
3.5    Kronos Deliverables. Without limiting the obligations set forth in Section 8.1.1 (Disclosure), Kronos shall provide [***] in the Discovery Research Plan or agreed to by the JPT.
3.6    Materials. Genentech shall provide Kronos with the data and tangible materials specified under the applicable Discovery Research Plan and any additional materials as agreed by the JPT, which may include knockout cells, constructs, RNA-seq data, proteomics data, and any unmodified progeny or copies of such materials (collectively, the “Materials”). For the avoidance of doubt, Materials excludes Compounds. The JPT shall determine the specific format and timeline for the transfer of such Materials. Kronos shall have the right to use such Materials solely for the activities specified in the applicable Discovery Research Plan. Subject to the foregoing, all such Materials (a) shall remain the sole property of the Genentech, (b) shall not be used or delivered by a Party to or for the benefit of any Third Party except as expressly provided for herein; (c) shall be used by a Party in compliance with all applicable laws, rules and regulations; and (d) shall be subject to any written instructions provided by Genentech. For clarity, transfer of any Materials from Genentech to Kronos shall be governed by this Section 3.6. THE MATERIALS AND ANY PHYSICAL SAMPLES OF QUALIFIED HITS OR COMPOUNDS PROVIDED BY KRONOS TO GENENTECH ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.
3.7    Subcontracting.
3.7.1    Subcontractors. Genentech shall have the right to subcontract any of its activities under this Agreement to a Third Party. Kronos [***]. The activities performed by an Authorized

Subcontractor on behalf of Kronos shall be [***].
3.7.2    Performance. Each Party shall be responsible (and liable) to the other Party for the performance of such Party’s activities pursuant to this Agreement by its subcontractors and for any failure by its subcontractors to comply with the restrictions, limitations and obligations set forth in this Agreement as if such performance or failure of such subcontractors were the performance or failure of such Party under this Agreement.
3.8    Records; Reports.
3.8.1    Records. Kronos shall maintain accurate and detailed records of all activities performed under each Discovery Research Plan, ESR Plan, and LSR Plan in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved by and on behalf of Kronos, through laboratory notebooks and any other documentation. All laboratory notebooks shall be maintained for [***]. All other records shall be maintained by Kronos until [***].
3.8.2    Progress Reports. Kronos shall keep Genentech informed of its activities under each Discovery Research Program and Hit Program, including updates at each JPT meeting. If reasonably necessary for a Party to perform its work under this SECTION 3, that Party may request that the other Party provide more detailed information and data regarding the updates it earlier provided, and the other Party shall promptly provide the requesting Party with information and data as is reasonably available and reasonably necessary to conduct such work, and such other information as the Parties agree.
SECTION 4

PROGRAM TRANSITION; DEVELOPMENT; COMMERCIALIZATION
4.1    Program Transition. Pursuant to Section 3.3.1.2(e) ([***]), 3.3.2.1 (LSR Activities), 3.3.2.2(b) ([***]), 3.3.3 (Capabilities Requirements), 3.3.4 (Kronos [***]), 3.3.5 (Failure to Meet Lead Series Criteria or Development Candidate Criteria), or 3.4 (Heterobifunctional Compound Hit Programs), Genentech may elect for Kronos, at [***], in either case (a) and (b), to enable Genentech to either initiate or continue the conduct of, as the case may be, such Hit Program (a “Program Transition”). Within [***] days of initiation of a Program Transition of a Hit Program or Discovery Hit, as the case may be, the JPT shall draft a program transition plan, which shall (i) list all documents, records (including data), and materials to be transferred from Kronos to Genentech, (ii) describe the activities to be undertaken by the Parties to facilitate the transfer of such Know-How, and (iii) state an estimated timeline, in each case (i)-(iii), to denote successful completion of such Program Transition (a “Program Transition Plan”). Following completion of a Program Transition, Kronos shall provide Genentech with reasonable access to its employees to answer questions that arise with respect to the applicable Hit Program or Discovery Hit.
4.2    Development and Commercialization; Genentech Diligence. Following completion of a Program Transition, Genentech shall be responsible for all further preclinical and clinical development and commercialization of Licensed Products from such Hit Program. For each Designated TRN for which a Development Candidate has been nominated, following completion of Program Transition of the applicable Hit Program, Genentech shall use Commercially Reasonable Efforts to develop and seek Regulatory Approval for at least one (1) Licensed Product in each of the United States and a European Major Market, whether on its own or through Affiliates or Sublicensees.
4.3    Progress Reports. For each Designated TRN, following nomination of a Development Candidate for a Hit Program for such Designated TRN, Genentech shall provide to Kronos, during the Term, an annual written report summarizing Genentech’s progress in the development of Licensed Products with respect to the applicable Designated TRN. Genentech’s obligations under this Section 4.3 for each Designated TRN shall end upon provision of the first Royalty Report including commercial sales of the first Licensed Product with respect to such Designated TRN.
SECTION 5

LICENSES; EXCLUSIVITY
5.1    Licenses.
5.1.1    To Kronos.
5.1.1.1    Non-Exclusive License to Perform Duties Under Discovery Research Plan, ESR Plan, or LSR Plan. Genentech hereby grants to Kronos a non-exclusive, sublicensable (solely to an Authorized Subcontractor in accordance with Section 3.7 (Subcontracting)), royalty-free, fully paid-up, worldwide license under Genentech’s IP interests in and to the Materials and Compound IP in each case solely for purposes of Kronos performing its obligations under each applicable Discovery Research Plan, ESR Plan, or LSR Plan.
5.1.1.2    Non-Exclusive License to Data Within the Compound IP for Kronos’s Research and Development Purposes. Genentech hereby grants Kronos a perpetual, irrevocable, non-exclusive, non-sublicensable, royalty-free, fully paid-up, worldwide license under Genentech’s interest in and to data within the Compound IP that is generated by or on behalf of Kronos through Kronos’s performance of ESR Activities and LSR Activities, solely for Kronos’s internal research and development purposes.
5.1.2    To Genentech.

5.1.2.1    Non-Exclusive License to Other IP and Improvements to Materials. Kronos hereby grants to Genentech a perpetual, irrevocable, non-exclusive, sublicensable, royalty-free, fully paid-up, worldwide license under Kronos’s IP interests in and to (a) Other IP and (b) Improvements to Materials, in each case (a) and (b), for any and all uses.
5.1.2.2    Exclusive IP License for Research and Development Purposes. For each Designated TRN, Kronos hereby grants to Genentech (a) effective as of the Effective Date, and continuing until expiration of the Discovery Hit nomination period for such Designated TRN, an exclusive (even as to Kronos, except as expressly licensed to Kronos in Section 5.1.1.1 (Non-Exclusive License to Perform Duties Under Discovery Research Plan, ESR Plan, or LSR Plan)), sublicensable (through multiple tiers), irrevocable, royalty-free, fully paid-up, worldwide license effective from the Effective Date under Kronos’s IP interests in and to Compound IP for such Designated TRN, solely for purposes of research and development of Screening Hits, Qualified Hits, and Compounds generated in the conduct of a Hit Program, including Licensed Compounds and (b) effective upon [***], an exclusive (even as to Kronos, except as expressly licensed to Kronos in Section 5.1.1.1 (Non-Exclusive License to Perform Duties Under Discovery Research Plan, ESR Plan, or LSR Plan)), sublicensable (but only to Affiliates), irrevocable, royalty-free, fully paid up worldwide license under [***].  The license in this Section 5.1.2.2(b) shall terminate upon [***].
5.1.2.3    Non-Exclusive License to TRN Mapping Data and Data Within Compound IP. Without limiting the license set forth in Section 5.1.2.2 (Exclusive IP License for Research and Development Purposes), with respect to each Designated TRN, Kronos hereby grants to Genentech a perpetual, irrevocable, non-exclusive, sublicensable (through multiple tiers), royalty-free, fully paid-up, worldwide license under Kronos’s interest (if any) in and to (a) [***]. For clarity, with respect to Compound IP, the Parties acknowledge that this license is intended to apply only to the extent the applicable Compound IP is not licensed to Genentech in Section 5.1.2.2 (Exclusive IP License for Research and Development Purposes) or assigned to or owned by Genentech pursuant to SECTION 8 (Intellectual Property).
5.1.2.4    Non-Exclusive License to Compounds for Research and Development Purposes. Kronos hereby grants to Genentech a perpetual, irrevocable, non-exclusive, non-sublicensable (except to Affiliates and Third Party contractors, through multiple tiers), royalty-free, fully paid-up, worldwide license under Kronos’s IP rights in and to the Compounds, solely for research and development purposes.

5.1.2.5    Exclusive Commercial License. Kronos hereby grants to Genentech an exclusive, sublicensable (through multiple tiers), royalty-bearing, worldwide license under the Licensed IP to research, develop, use, make, have made, import, commercialize and otherwise exploit Licensed Compounds and Licensed Products for any and all uses.
5.1.3    Use of TRN Mapping Data. Subject to Section 5.2 (Exclusivity), [***].
5.1.4    No Additional Licenses. Except as expressly provided in this Agreement, nothing in this Agreement shall grant either Party any right, title or interest in and to the Know-How, Patents or other intellectual property rights of the other Party (either expressly or by implication or estoppel).
5.1.5    Conflicts. In the event that the IP assignments, ownership, or license grants to a Party contain conflicting assignments or grants to such Party with respect to any specific time period, the Parties agree that any terms specifying ownership of IP by, or assignment of IP, to such Party shall take precedence over any terms specifying a license grant to such Party for such time period, and any terms specifying exclusive license rights shall take precedence over any terms specifying non-exclusive license rights for such time period.
5.2    Exclusivity.
5.2.1    Initiation of Discovery Research Program Until Commencement of Hit Program. For each Designated TRN of a Designated TF, from the Effective Date (or the date a Designated TF is designated if occurring after the Effective Date) until (a) commencement of a Hit Program for such Designated TRN, or (b) if no Discovery Hits for such Designated TRN are nominated by Genentech, the expiration of the Qualified Hit Evaluation Period, Kronos shall not itself, or with or for any Affiliate or Third Party, [***] (collectively “Designated TRN Components”), including [***]. If a Designated TF is [***], as of the effective date of [***], the foregoing restriction shall not apply to the [***], but shall apply to the Designated TRN of the Designated TF that is [***].

5.2.2    Hit Program – General. For each Designated TRN for which Genentech has elected to nominate one or more Discovery Hit(s), Kronos shall not itself, or with or for any Affiliate or Third Party, [***].
5.2.3    MOA-C Cool Off Period. Notwithstanding Section 5.2.2 (Hit Program – General), if [***], nothing in Section 5.2.2 (Hit Program – General) shall prevent Kronos (itself or with or through a Third Party or Affiliate) from [***]. For clarity, the foregoing sentence of this Section 5.2.3 shall not apply with respect to any Qualified Hit from any other Designated TRN to which the exclusivity obligations set forth in Section 5.2.2 (Hit Program – General) apply.
5.2.4    Hit Program – Target. Without limiting Section 5.2.2 (Hit Program – General), with respect to any Target to which a Discovery Hit of a Hit Program is directed [***], Kronos shall not itself, or with or for any Affiliate or Third Party, [***] until the earlier of [***] for Discovery Hits directed to such Target.
5.2.5    Change of Control of Kronos. During the Term, if Kronos undergoes a Change of Control, and on the date of the closing of such Change of Control or at any time thereafter, the Acquirer is engaged in the discovery, research, development, manufacture, or commercialization activities for any molecule that would be subject to the restrictions described in Section 5.2.1 through Section 5.2.4 above if conducted by Kronos (each, a “Competing Program”), then [***].

5.2.6    Existing Programs. Genentech understands and acknowledges that as of the Effective Date, Kronos has conducted internal research and discovery efforts with respect to transcription factors that are other than the initial Designated TFs, and in the mapping of such transcription factors has identified molecules (some of which are other transcription factors) as Critical Node Components of the TRNs for such other transcription factors, all as and to the extent set forth in Exhibit 5.2.6 (each such molecule, an “Unrestricted Critical Node Component”). Accordingly, notwithstanding the foregoing provisions of Section 5.2 (Exclusivity), Kronos, itself or with or through an Affiliate or Third Party, shall have the right to conduct (a) research and discovery activities with respect to any such Unrestricted Critical Node, even if it is also identified as a Critical Node Component or Downstream Target of a Designated TRN, including (i) the mapping of the TRN for any Unrestricted Critical Node that is a transcription factor and (ii) the screening of any such Unrestricted Critical Node, and (b) activities otherwise designed to identify or optimize, develop or commercialize molecules that bind or modulate such Unrestricted Critical Node, provided that such molecule is not also intended to modulate any Designated TF (including by disrupting or facilitating a protein-protein interaction between the Designated TF and such Unrestricted Critical Node), or its associated Designated TRN Components, during the period in which any exclusivity with respect to such Designated TRN Component exists pursuant to Section 5.2.1 or 5.2.2. For clarity, should an Unrestricted Critical Node be identified as the Target of a Discovery Hit, the Target exclusivity set forth in Section 5.2.4 (Hit Program – Target) would not apply to such Unrestricted Critical Node.
5.3    Summary. Genentech understands that, as of the Effective Date, Kronos’s research and discovery organization is centered around the mapping of TRNs for transcription factors arising in different tumor types, and the research and discovery of molecules that modulate, directly or indirectly, the oncogenic activity of such transcription factors. The Parties also acknowledge that the nature of cancer biology is such that certain molecules (including Co-Factors and Upstream Regulators) may be expressed broadly across multiple tumor types. It is therefore possible that a protein or gene that is identified as a Critical Node Component in the context of the mapping of a given transcription factor in a given tumor type may well be identified as a Critical

Node Component in the context of the mapping of a different transcription factor in a the same or a different tumor type. Accordingly, Kronos, itself or with or through an Affiliate or Third Party, shall have the right to conduct (a) research and discovery activities with respect to any transcription factor that is not a Designated TF, including (i) the mapping of the TRN for such transcription factor (a “Reserved TRN”), and (ii) the screening of any Critical Node Components of such Reserved TRN, and (b) activities otherwise designed to identify or optimize, develop or commercialize molecules that bind or modulate any such Critical Node Components of such Reserved TRN, provided that Kronos’s right to conduct the activities described in subclauses (a) and (b) above shall not include doing so (A) in connection with any Target of a Hit Program or Critical Node Component of a Designated TRN (including any Critical Node Component that is common between such Designated TRN and a Reserved TRN); or (B) with the intent to modulate such Designated TRN, in each case of (A) and (B), during any period that is subject to exclusivity under Section 5.2 (Exclusivity).
5.4    Right to Perform Obligations Under Agreement. Notwithstanding anything to the contrary in Section 5.2 (Exclusivity), Kronos shall have the right to perform its obligations under any Discovery Research Plan during the applicable Discovery Research Term, ESR Plan during the applicable ESR Term, or LSR Plan during the applicable LSR Term.
SECTION 6

FINANCIAL TERMS
6.1    Upfront Fee. In consideration for the rights and licenses set forth herein, no later than [***] following the Effective Date, Genentech shall pay Kronos a one-time, non-creditable, non-refundable upfront payment in the amount of twenty million US Dollars ($20,000,000).
6.2    Expansion Fees.
6.2.1    [***]. For each Discovery Research Program for which Genentech elects to exercise its option to have Kronos conduct [***], Genentech shall pay Kronos, in accordance with Section 7.1.1 (Expansion Fees, Nomination Fees), a [***].
6.2.2    [***]. For each Discovery Research Program for which Genentech elects to exercise its option to have Kronos conduct [***], Genentech shall pay Kronos, in accordance with Section 7.1.1 (Expansion Fees, Nomination Fees), [***].

6.2.3    [***]. For each Discovery Research Program for which Genentech elects to exercise its option to have Kronos conduct [***], Genentech shall pay Kronos, in accordance with Section 7.1.1 (Expansion Fees, Nomination Fees), [***].
6.2.4    [***]. For each Discovery Research Program for which Genentech elects to exercise its option to have Kronos conduct [***], Genentech shall pay Kronos, in accordance with Section 7.1.1 (Expansion Fees, Nomination Fees), [***].
6.2.5    [***]. If Genentech elects to exercise its option to designate [***] as a Designated TF and commence a new Discovery Research Program for such Designated TF [***], Genentech shall pay Kronos, in accordance with Section 7.1.1 (Expansion Fees, Nomination Fees), [***].
6.3    Nomination Fees.
6.3.1    Discovery Hit Nomination Fee.
[***]

6.3.2    Lead Series Nomination Fee. For each Lead Series that Genentech nominates to be advanced as a Nominated Lead Series pursuant to Section 3.3.1.1 (ESR Activities), subject to Section 6.7.1.1 (Program Transition of Hit Program During ESR Term or Before ESR Activities), on a Nominated Lead Series-by-Nominated Lead Series basis, Genentech shall pay Kronos, in accordance with Section 7.1.1 (Expansion Fees; Nomination Fees; [***]), a one-time, non-creditable, non-refundable Lead Series nomination fee in the amount of [***] (“Lead Series Nomination Fee”).
6.3.3    Development Candidate Nomination Fee. For each Hit Program where Genentech nominates a potential Development Candidate to be advanced as a Development Candidate pursuant to Section 3.3.2.1 (LSR Activities), 3.3.2.2(a) (General), 3.3.2.2(b) ([***]), 3.3.3 (Capabilities Requirements), 3.3.4 (Kronos [***]), 3.3.5 (Failure to Meet Lead Series Criteria or Development Candidate Criteria) or 3.4 (Heterobifunctional Compound Hit Programs), subject to Section 6.7.1 (Payment Reduction for [***]), Genentech shall pay Kronos, in accordance with Section 7.1.1 (Expansion Fees; Nomination Fees; [***]), a one-time, non-creditable, non-refundable Development Candidate nomination fee in the amount of [***] (“Development Candidate Nomination Fee”). Genentech shall notify Kronos promptly following its nomination of the Development Candidate, which shall be the [***], in order for Kronos to issue an invoice for payment in accordance with Section 7.1.1 (Expansion Fees; Nomination Fees; [***]). For clarity, no more than one (1) Compound shall be designated a Development Candidate per Hit Program and therefore no more than one (1) Development Candidate Nomination Fee shall be paid per Hit Program.
6.4    [***] Fees.
6.4.1    [***] Fee. If Genentech elects to [***], and Kronos [***], then [***] (the “[***] Fee”).
6.4.2    [***]. If, for a given Hit Program, (a) Genentech [***], (b) Kronos [***],

and (c) [***], then [***]), an [***] from [***]; provided that, in each case (i) and (ii), [***].
For illustration purposes only, [***].
6.4.3    [***] Fee. If, for a given Hit Program, (a) Genentech elects to [***], (b) Kronos has [***], and (c) Kronos [***], then Genentech shall [***] as follows for such Hit Program: (i) [***] (each of (i) or (ii), an “[***] Fee”). For clarity, if Genentech [***].
For illustration purposes only, [***].

6.5    Milestones.
6.5.1    Development and Regulatory Milestones. On a Hit Program-by-Hit Program basis, following the first achievement of each milestone event by the first Development Candidate or Licensed Product, as applicable, from such Hit Program, Genentech shall pay Kronos, in accordance with Section 7.1.2 (Milestone Payments), the corresponding non-creditable, non-refundable milestone payment set forth in the following table:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Each milestone payment specified in this Section 6.5.1 is payable one-time only for all Licensed Products arising from a given Hit Program regardless of the number of times such milestone events are reached and by how many Licensed Products arising from such Hit Program. For the avoidance of doubt, Genentech’s cumulative obligation under this Section 6.5.1 shall in no event exceed one hundred fifty million US Dollars ($150,000,000) for a given Hit Program.
For illustration purposes only, [***] .

If a clinical development or regulatory milestone event under this Section 6.5.1 for a given Hit Program is skipped in the development of a particular Licensed Product for a particular Indication or country, then such skipped milestone shall be payable upon achievement of the next clinical development or regulatory milestone event for the development of such Licensed Product for such Indication or such country.
For illustration purposes only, [***].
In addition, if a clinical trial for an Indication [***] in such clinical trial, then, such clinical trial [***] as applicable, shall be deemed achieved (to the extent not previously achieved) on the earlier of [***].
6.5.2    Net Sales Milestones. On a Hit Program-by-Hit Program basis, following the first achievement of each milestone event by the first Licensed Product from such Hit Program, Genentech shall pay Kronos, in accordance with Section 7.1.2 (Milestone Payments), the corresponding non-creditable, non-refundable milestone payment set forth in the following table:

Milestone Event (based on worldwide annual Net Sales in a Calendar Year)	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
The milestone event thresholds in this Section 6.5.2 shall be calculated based on aggregating the Net Sales of a Licensed Product made in each country in the Territory [***]. With respect to each Licensed Product in each country in the Territory, [***].
Each milestone payment specified in this Section 6.5.2 is payable one-time only for all Licensed Products from the same Hit Program regardless of the number of times such milestone events are reached and by how many Licensed Products in such Hit Program. For clarity, if two (2) or more milestone events in this Section 6.5.2 are first achieved in the same Calendar Year, then all such milestone payments corresponding to such milestone events achieved will be paid for such Calendar Year. For the avoidance of doubt, Genentech’s cumulative obligation under this Section 6.5.2 shall in no event exceed one hundred million US Dollars ($100,000,000) for a given Hit Program.
6.6    Royalties.
6.6.1    Royalties for Licensed Products. During the applicable Royalty Term, Genentech shall pay Kronos, in accordance with Section 7.1.3 (Royalty Payments), on a Licensed Product-by-Licensed Product and country-by-country basis, and subject to Section 6.7 (Payment Reductions and Offsets), a royalty on worldwide annual Net Sales of such Licensed Product, as follows:

Worldwide annual Net Sales thresholds	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
The worldwide annual Net Sales thresholds in this Section 6.6.1 shall be calculated based on aggregating the Net Sales made in each country in the Territory in which the Royalty Term [***].
Genentech may make credit or debit adjustments for royalty-related payments made for a particular reporting period in a following period to reflect additional information that Genentech’s accounting department becomes aware of after such reporting period.
6.6.2    Royalty Term. The royalty obligations set forth in Section 6.6.1 (Royalties for Licensed Products) will commence on a Licensed Product-by-Licensed Product and country-by-country basis upon the First Commercial Sale of a Licensed Product in a country, and expire on a country-by-country basis upon the later of: [***] (the “Royalty Term”).
6.6.3    Rights Following Expiration of Royalty Term. Upon expiration of its payment obligation hereunder with respect to a Licensed Product in a country, the license in Section 5.1.2.5 (Exclusive Commercial License) shall be fully paid-up, perpetual, and irrevocable in respect of that Licensed Product in that country.
6.6.4    Single Royalty. No more than one stream of royalty payments shall be due under Section 6.6.1 (Royalties for Licensed Products) with respect to sales of any one particular Licensed Product. For the avoidance of doubt, multiple royalties shall not be payable because the sale of a particular Licensed Product is Covered by more than one (1) Valid Claim in the country in which such Licensed Product is sold.
6.7    Payment Reductions and Offsets.
6.7.1    Payment Reduction for [***].
6.7.1.1    [***]. For each Discovery Hit nominated by Genentech for which [***],

in each case, [***], then, subject to Section 6.7.6 (Cumulative Offsets and Reductions; Payment Reduction Floor), all subsequent, applicable payments payable to Kronos under [***] shall be reduced by [***] of the applicable amounts set forth therein.
6.7.1.2    [***]. For each Hit Program for which [***], then, subject to Section 6.7.6 (Cumulative Offsets and Reductions; Payment Reduction Floor), all subsequent, applicable payments payable to Kronos under [***] shall be reduced by [***] of the applicable amounts set forth therein.
6.7.1.3    [***]. For each Hit Program for which [***], then, subject to Section 6.7.6 (Cumulative Offsets and Reductions; Payment Reduction Floor), all subsequent, applicable payments payable to Kronos under [***] shall be reduced by [***] of the applicable amounts set forth therein.
6.7.2    [***]. If (a) a Licensed Product for a Hit Program incorporates, as an active ingredient, a Washout-Eligible Derivative (but no other Licensed Compound) of such Hit Program, and (b) [***], then, subject to Section 6.7.6 (Cumulative Offsets and Payment Reductions; Payment Reduction Floor), any payments pursuant to [***] that would be payable hereunder for such Licensed Product shall be reduced by [***]; or (ii) [***], then all payments pursuant to [***] that would be payable hereunder for such Licensed Product shall be reduced [***].
6.7.3    Royalty Reduction for No Valid Claim. If in any Calendar Quarter during the Royalty Term of a Licensed Product, the sale of such Licensed Product is not Covered by a Valid Claim in the country in which such Licensed Product is sold, subject to Section 6.7.6

(Cumulative Offsets and Reductions; Payment Reduction Floor), all [***] for such Licensed Product in such country shall be reduced by [***] of the applicable amounts set forth therein for the remainder of such Royalty Term.
6.7.4    Payment Reductions for Third Party Payments.
6.7.4.1    Kronos Third Party Payments. Kronos shall continue to have the obligation to make all payments owed under written agreements entered into by Kronos with Third Parties as of the Effective Date or during the Term.
6.7.4.2    Genentech Third Party Payments. In the event that Genentech (or its Affiliate or Sublicensee hereunder) acquires rights under any Patents from a Third Party that are [***], Genentech may, subject to Section 6.7.6 (Cumulative Offsets and Reductions; Payment Reduction Floor), offset [***] paid by Genentech (or its Affiliate or Sublicensee) to such Third Party [***] in consideration for Genentech’s rights with respect to the license for such Third Party Patents for the manufacture, use, importation, offer for sale, or sale of such Licensed Product.
6.7.5    Royalty Reduction for [***]. Following (a) [***] or (b) either [***] (as applicable), the “Launch Quarter”), if, in any Calendar Quarter after the Launch Quarter in such country, the quarterly Net Sales of the applicable Licensed Product in such country are: (i) [***], then the royalty payments due under Section 6.6.1 (Royalties for Licensed Products) in such country for such Licensed Product shall be reduced by [***], or (ii) [***], then the royalty payments due under Section 6.6.1 (Royalties for Licensed Products) in such country for such Licensed Product shall be reduced to [***] for remainder of the Royalty Term.
6.7.6    Cumulative Offsets and Reductions; Payment Reduction Floor. For each Licensed Product, the reductions and offsets to payments set forth in this Section 6.7 (Payment Reductions and Offsets), if applicable for such Licensed Product, shall [***];

provided that in no event shall (a) the reductions permitted under [***] by themselves or combined with each other, reduce the royalties for such Licensed Products to less than [***] of the royalty rates set forth in Section 6.6.1 (Royalties for Licensed Products) in any Calendar Quarter, or (b) the payment reduction set forth in [***] reduce the royalties for such Licensed Products to less than [***] of the royalty rates set forth in Section 6.6.1 (Royalties for Licensed Products) in any Calendar Quarter. Notwithstanding the foregoing, [***].
Notwithstanding the payment reduction floors in this Section 6.7.6, [***]. For illustration purposes only, [***]. If [***].
Genentech may [***].
6.8 [***].

If Genentech [***].
If Genentech [***].
SECTION 7

PAYMENT TERMS; REPORTS; AUDITS
7.1    Timing of Payments.
7.1.1    Expansion Fees; Nomination Fees; [***]. For each expansion fee owed to Kronos pursuant to Section 6.2 (Expansion Fees), nomination fee owed to Kronos pursuant to Section 6.3 (Nomination Fees) or [***] owed to Kronos pursuant to Section 6.4 [***].
7.1.2    Milestone Payments. For each milestone event for which Genentech owes a milestone payment to Kronos pursuant to Section 6.5 (Milestones), Genentech (or its Affiliate or Sublicensee, if applicable) shall notify Kronos: (a) for any development or regulatory milestone pursuant to Section 6.5.1 (Development and Regulatory Milestones), within [***] days of achievement of such milestone, and (b) for any Net Sales milestone pursuant to Section 6.5.2 (Net Sales Milestones), within [***] for which achievement of such milestone occurred. [***].
7.1.3    Royalty Payments. All royalty payments shall be made within [***] of the end of each Calendar Quarter in which the sale was made.

7.2    Royalty Report. For each Calendar Quarter for which Genentech has an obligation to make royalty payments pursuant to Section 6.6 (Royalties), such payments shall be accompanied by a report that specifies for such Calendar Quarter the following information on a Licensed Product-by-Licensed Product and country-by-country basis (“Royalty Report”): [***].
7.3    Mode of Payment. All payments hereunder shall (unless otherwise specifically designated) be non-creditable and non-refundable; and all payments hereunder shall be made in immediately available funds to the account listed below (or such other account as Kronos shall designate before such payment is due):
[***]

7.4    Currency of Payments. All payments under this Agreement shall be made in US Dollars, unless otherwise expressly provided in this Agreement. Net Sales outside of the United States shall be first determined in the currency in which they are earned and shall then be converted into an amount in US Dollars as follows: (a) with respect to Sales by or on behalf of Genentech, using Genentech’s customary and usual conversion procedures, consistently applied and (b) with respect to Sales by or on behalf of a given Sublicensee, using the conversion procedures applicable to payments by such Sublicensee to Genentech for such Sales.
7.5    Blocked Currency. If, at any time, legal restrictions prevent Genentech (or a Sublicensee) from remitting part or all of royalty payments when due with respect to any country in the Territory where Licensed Products are sold, Genentech shall continue to provide Net Sales Reports for such royalty payments, and such royalty payments shall continue to accrue in such country, but Genentech shall not be obligated to make such royalty payments until such time as payment may be made through reasonable, lawful means or methods that may be available, as Genentech shall determine.
7.6    Taxes.
7.6.1    General. Kronos shall pay all taxes based on net income imposed on Kronos that are levied on account of any payments accruing or made to Kronos under this Agreement. If a provision is made in law or regulation of any country for withholding of taxes of any type, levies, or other charges with respect to any royalty or other amounts payable under this Agreement to Kronos, then Genentech shall deduct and withhold such tax, levy, or charge for and on behalf of Kronos, pay such amounts to the proper governmental authority, and furnish Kronos with receipt of payment as promptly as practicable. Genentech shall use commercially reasonable efforts to inform Kronos of any forms, certificates or other items necessary to reduce or eliminate any such withholding or similar taxes and provide Kronos a reasonable opportunity to provide such forms, certificate or other items. Genentech shall be entitled to deduct any such tax, levy, or charge actually paid from royalty or other payment due to Kronos or be promptly reimbursed by Kronos if no further payments are due to Kronos; provided, if Genentech (or its assignee or transferee pursuant to Section 15.3 (Assignment)) is required by applicable laws to withhold taxes in respect of any amount payable under this Agreement, and if such withholding obligation arises or is increased solely as a result of any action by Genentech or its Affiliates after the Effective Date, including, without limitation, changing its residency for tax purposes, assignment or transfer its rights and obligations pursuant to this Agreement, a change in the entity making payment under this Agreement or a failure of Genentech to comply with applicable laws (each, a “Withholding Tax Action”) then, notwithstanding anything to the contrary herein, any such amount payable to Kronos under this Agreement shall be increased to take into account such increased withholding taxes as may be necessary so that, after making all required withholdings, Kronos (or its assignee or transferee pursuant to Section 15.3 (Assignment)) receives an amount equal to the sum it would have received had no such Withholding Tax Action occurred. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.
7.6.2    German Withholding Tax. [***] (the “German WHT Requirement”). Without limiting anything in this Section 7.6, the following shall apply:
[***]

7.6.3    Indirect Tax. Notwithstanding anything to the contrary in this Agreement, all amounts stated herein are exclusive of any transfer, documentary, sales, use, stamp, registration, value-added, goods and services tax or other similar tax (each an “Indirect Tax”). The Parties shall cooperate to minimize any such applicable Indirect Taxes. [***].
7.7    Records; Inspection.
7.7.1    Records. Genentech shall, shall cause its Affiliates to, and shall use commercially reasonable efforts to cause its Sublicensees to, keep for [***] years from the year of creation, records of all sales of Licensed Products for each reporting period in which royalty payments are due, showing sales of Licensed Products for Genentech and applicable deductions in sufficient detail to enable the Royalty Reports provided under Section 7.2 (Royalty Report) to be verified.
7.7.2    Audits. Kronos shall have the right to have any such records kept by Genentech pursuant to Section 7.7.1 (Records) verified by an independent, certified and internationally recognized public accounting firm selected by Kronos and reasonably acceptable to Genentech (a “CPA Firm”). [***]. Subject to Section 7.7.3 (Confidentiality), Genentech shall, upon reasonable advance notice and at a mutually agreeable time during its regular business hours, make its records available for inspection by such CPA Firm at such place or places where such records are customarily kept, solely to verify the accuracy of the reports provided and determining the related payments due under this Agreement.
7.7.3    Confidentiality. Prior to any audit under Section 7.7.2 (Audits), the CPA Firm shall enter into a written confidentiality agreement with Kronos that (a) limits the CPA Firm’s use of Genentech’s records to the verification purpose described in Section 7.7.2 (Audits); (b) limits the information that the CPA Firm may disclose to Kronos to the numerical summary of payments due and paid; and (c) prohibits the disclosure of any information contained in such records to any Third Party for any purpose. The Parties agree that all information subject to review under Section 7.7.2 (Audits) or provided by the CPA Firm to Kronos is the Genentech’s Confidential Information, and Kronos shall not use any such information for any purpose that is not germane to Section 7.7.2 (Audits).
7.7.4    Underpayment; Overpayment. After reviewing the CPA Firm’s audit report, [***]. Any audit under Section 7.7.2 (Audits) shall be at the Kronos’s expense; provided that Genentech shall reimburse [***] for a given audit if the results of such audit reveal that Genentech underpaid Kronos with respect to royalty payments by [***] for the audited period.
7.7.5    Late Payments. In the event that any payment due under this Agreement is not paid when due in accordance with the applicable provisions of this Agreement (other than as described in Section 7.5 (Blocked Currency)), the payment shall accrue interest [***].
SECTION 8

INTELLECTUAL PROPERTY
8.1    Inventions and Data.
8.1.1    Disclosure. Without limiting any other disclosure obligations under this Agreement, during the Term, (a) Kronos shall promptly disclose to Genentech any material IP generated in the course of performing activities under this Agreement (other than IP in or to the Kronos Platform Improvements), of which it becomes aware, and (b) each Party shall promptly disclose to the other Party any Joint IP of which it becomes aware, in each case (a) or (b), to the extent not otherwise previously disclosed under this Agreement. Without limiting the foregoing, within [***].
8.1.2    Ownership.
8.1.2.1    Improvements to Kronos Platform and Improvements to Materials. As between the Parties, Kronos shall solely own all IP in and to [***], and (b) improvements to the Kronos Platform developed solely by or on behalf of Kronos in the course of performing activities under this Agreement, other than [***] (“Kronos Platform Improvements”). [***].
8.1.2.2    Discovery Research Term. Without limiting Section 8.1.2.1 (Improvements to Kronos Platform and Improvements to Materials), during each Discovery Research Term, [***].
8.1.2.3    On and After Commencement of Hit Program. On and after the first day of the Hit Program Term, [***].
8.1.2.4    Other IP; Joint IP. To the extent the Parties invent, synthesize, or generate any IP in the course of performing activities under this Agreement for which IP ownership is not set forth in the preceding sections of this Section 8.1.2 (Ownership), then ownership of such other IP, including Know-How, compositions of matter, articles of manufacture or other subject matter, whether patentable or not, that are discovered or conceived in the performance of this Agreement by or on behalf of one or both of the Parties and its/their Affiliates (and the IP therein) shall, as between the Parties, be determined based on inventorship, with (a) each Party having sole ownership of such inventions, and the IP therein, that are solely discovered or conceived by or on behalf of such Party or its Affiliates, and (b) the Parties jointly owning all such inventions, and the intellectual property rights therein, that are jointly discovered or conceived by or on behalf of the Parties or its Affiliates with each Party having an equal, undivided interest therein (such jointly owned inventions and intellectual property set forth in subclause (b), “Joint IP”).
The determination of whether the inventions described in this Section 8.1.2.4 are invented by or on behalf of a Party or its Affiliates for purposes of allocating proprietary rights therein shall, for purposes of this Agreement, be made in accordance with the US patent laws. Subject to the licenses and obligations set forth in SECTION 5 (Licenses; Exclusivity), each Party has the right to practice, license, sublicense, assign, transfer and otherwise exploit such Party’s interest in the

Joint IP (including Patents therein) for any and all purposes on a worldwide basis without restriction, and without the consent of and without a duty of accounting to the other Party. Each Party shall and hereby does grant all permissions, consents and waivers with respect to, and all licenses under, such Party’s interest in the Joint IP, throughout the world, necessary to provide the other Party with the foregoing rights.
8.1.2.5    Assignment; Cooperation. The assignments necessary to accomplish the ownership provisions set forth in Section 8.1.2 (Ownership) are hereby made by each Party to the other Party, and each Party shall execute such further documentation as may be necessary or appropriate, and provide reasonable assistance and cooperation to implement the provisions of Section 8.1.2 (Ownership). Without limiting the foregoing, each Party agrees to execute such documents, render such assistance, and take such other action as the other Party may reasonably request, to apply for, register, record, perfect, confirm, and protect the other Party’s rights in such Know-How and intellectual property rights (including Patents) therein to effect the intent of Section 8.1.2 (Ownership). Each Party shall require, to the extent legally possible under relevant national or local laws, all of its employees, Affiliates, Authorized Subcontractors and Sublicensees to assign (or otherwise convey rights) to such Party its right, title and interests in any Patents and Know-How discovered or conceived by such employee, Affiliate, Authorized Subcontractor or Sublicensee and to cooperate with such Party in connection with obtaining Patent protection therefor.
8.2    Patent Prosecution and Maintenance.
8.2.1    Kronos Platform Improvements; Improvements to Genentech Materials. As between the Parties, during the Term, Kronos shall have sole and exclusive right (but not the obligation) to Prosecute and Maintain Patents within the (a) Kronos Platform Improvements and (b) [***].
8.2.2    Kronos-Prosecuted Patents. With respect to all IP arising under a Discovery Research Program, as between the Parties, Kronos shall have the first right (but not the obligation), at its own expense, to Prosecute and Maintain all Patents [***], the “Kronos-Prosecuted Patents”). Notwithstanding the foregoing, Kronos shall consult with Genentech prior to making any filings, providing responses, or electing to not make such filings or provide such responses, with respect to the Kronos-Prosecuted Patents, or otherwise prior to undertaking, or determining not to undertake, any actions with respect to the Kronos-Prosecuted Patents that could materially impact the scope, validity, enforceability, or prosecution strategy of Kronos-Prosecuted Patents. Without limiting the foregoing, [***]. In the event of a dispute between the Parties with respect to any of the foregoing, [***]. If Kronos decides to abandon or cease Prosecution and Maintenance of any Kronos-Prosecuted Patent in any

country or region, then Kronos will provide prior written notice to Genentech of such intention so as to provide Genentech with a reasonable amount of time to meet any due date for filing, payment, or other action to preserve the applicable Kronos-Prosecuted Patent in such country or region. In such case, Genentech will have the right (but not the obligation) upon written notice to Kronos, to assume responsibility for Prosecution and Maintenance of such Patent in such country or region at Genentech’s sole cost and expense. If Genentech notifies Kronos that it intends to assume responsibility for the Prosecution and Maintenance of a Kronos-Prosecuted Patent, Kronos shall furnish to Genentech copies of all documents and correspondences relevant to any such Prosecution and Maintenance.
8.2.3    Genentech-Prosecuted Patents. On and after the commencement of a Hit Program, as between the Parties, Genentech shall have the first right (but not the obligation), at its own expense, to Prosecute and Maintain all Patents [***] (“Genentech-Prosecuted Patents”). If Genentech decides to abandon or cease Prosecution and Maintenance of any Genentech-Prosecuted Patent that was assigned by Kronos to Genentech pursuant to Section 8.1.2.3 (On or After Commencement of Hit Program) in any country or region, provided that such Genentech-Prosecuted Patent was not intentionally abandoned for a bona fide reason for the benefit of a Licensed Product, then Genentech will provide prior written notice to Kronos of such intention so as to provide Kronos with a reasonable amount of time to meet any due date for filing, payment, or other action to preserve such Genentech-Prosecuted Patent in such country or region. In such case, Kronos will have the right (but not the obligation) upon written notice to Genentech, to assume responsibility for Prosecution and Maintenance of such Genentech-Prosecuted Patent in such country or region at Kronos’s sole cost and expense. If Kronos notifies Genentech that it intends to assume responsibility for the Prosecution and Maintenance of such Genentech-Prosecuted Patent, Genentech shall furnish to Kronos copies of all material documents and correspondences relevant to any such Prosecution and Maintenance.
8.2.4    CREATE Act. It is the intention of the Parties that this Agreement is a “joint research agreement” as that that term is defined in 35 USC § 100(h), and as it applies to inventions as set forth in 35 USC § 102(c) (AIA) or 35 USC § 103(c) (pre-AIA) and may be used for the purpose of overcoming a rejection of a claimed invention within the Joint IP pursuant to the provisions of 35 USC § 102(c) or 35 USC § 103(c). In the event that either Party intends to overcome a rejection of any other claimed invention outside the Joint IP pursuant to the provisions of 35 USC § 102(c) or 35 USC § 103(c), such Party shall first obtain the prior written consent of the other Party.
8.2.5    Patent Term Extension. As between the Parties, with respect to each Licensed Product, Genentech shall have the right to apply for patent term extensions (including supplementary protection certificates) worldwide for Genentech Prosecuted Patents. [***]; provided that [***].

8.2.6    Patent Listings. Genentech shall have the sole right to make all filings with Regulatory Authorities worldwide relating to any Licensed Products, including as required or allowed under the national implementations of Article 10.1 of Directive 2001/EC/83 or other international equivalents. [***]; provided that [***].
8.3    Enforcement and Defense of IP; Defense of Third Party Infringement Claims.
8.3.1    Notice. With respect to IP that is within the scope of the licenses and assignments granted under this Agreement, each Party shall promptly notify the other Party upon learning of any (a) actual or suspected infringement or misappropriation (collectively, an “Infringement”) by a Third Party of the Licensed IP, as applicable, (b) during the Discovery Research Term, Infringement by a Third Party of the Compound IP, (c) a claim by a Third Party of invalidity, unenforceability or non-infringement of a Patent within the Licensed IP, or (d) during the Discovery Research Term, a claim by a Third Party of invalidity, unenforceability, or non-infringement of a Patent within the Compound IP. Without limiting the foregoing, Kronos shall promptly notify Genentech of any Infringement by a Third Party of the Licensed IP, or any claim by a Third Party of invalidity, unenforceability, or non-infringement of a Patent within the Compound IP at any time during the Term.
8.3.2    Enforcement of IP.
8.3.2.1    Compound IP and Licensed IP.
(a)    Prior to Commencement of Hit Program. With respect to a Designated TRN, prior to the commencement of a Hit Program for such Designated TRN, as between the Parties Kronos shall have the sole right (but not the obligation) to seek to abate any Infringement of the Compound IP or Licensed IP directed to such Designated TRN, as applicable, by a Third Party, or to file suit against any such Third Party. If Kronos elects to not take any steps to abate such infringement, Kronos agrees to notify Genentech and Genentech shall then have the right (but not the obligation) to take action to enforce the Compound IP (but not any other Licensed IP, except as set forth below), against such Third Party; [***].
(b)    On or After Commencement of Hit Program. With respect to a Designated TRN, following commencement of a Hit Program, as between the Parties, enforcement of Compound IP and Licensed IP shall be as follows:
Genentech shall have the sole right (but not the obligation) to seek to abate any Infringement of the Compound IP by a Third Party, or to file suit against any such Third Party. If Genentech elects to not take any steps to abate such infringement, Genentech agrees to notify

Kronos and Kronos shall then have the right (but not the obligation) to take action to enforce the Compound IP against such Third Party; [***]. If the Parties cannot agree upon a mutually acceptable strategy, [***].
Kronos shall have the first right (but not the obligation) to seek to abate any Infringement of the Licensed IP by a Third Party, or to file suit against any such Third Party. If Kronos elects to not take any steps to abate such infringement, Kronos agrees to notify Genentech and Genentech shall then have the right (but not the obligation) to take action to enforce the Licensed IP against such Third Party; [***].
(c)    Cooperation. For any enforcement action described under this Section 8.3.2.1, the non-controlling Party shall cooperate with the Party controlling any such action (as may be reasonably requested by the controlling Party), including, if necessary, by being joined as a party, and the Party controlling any such action shall keep the other Party updated with respect to any such action, including providing copies of all documents received or filed in connection with any such action.
8.3.2.2    Settlement. The Party controlling any action described in Section 8.3.2.1 (Compound IP and Licensed IP) shall not settle or consent to an adverse judgment (including any judgment that affects the scope, validity or enforcement of any Compound IP or Licensed IP) without the express written consent of the non-controlling Party (such consent not to be unreasonably withheld). Notwithstanding the foregoing, (a) Genentech may settle or consent to an adverse judgment in any action described in Section 8.3.2.1 (Compound IP and Licensed IP) for which Genentech is the controlling Party without obtaining such consent from Kronos, [***] and (b) Kronos may settle or consent to an adverse judgment in any action described in Section 8.3.2.1 (Compound IP and Licensed IP) for which Kronos is the controlling Party without obtaining such consent from Genentech, [***].
8.3.2.3    Damages. Unless otherwise agreed by the Parties, and subject to the Parties’ respective obligations under SECTION 12 (Indemnification), all monies recovered upon the final judgment or settlement of any action described in Section 8.3.2.1 (Compound IP and Licensed IP) shall be used as follows: (a) first, to reimburse each of Genentech and Kronos, on a pro rata basis for its out of pocket costs relating to such action and (b) second, any remaining amount shall be [***].
8.3.3    Defense of Patents.

8.3.3.1    Prior to Commencement of Hit Program. With respect to a Designated TRN, prior to commencement of the first Hit Program for such Designated TRN, if a Third Party brings a claim of invalidity, unenforceability or non-infringement of a given Patent within the Compound IP or other Licensed IP, [***] responsible for defending such Third Party claim, at its sole discretion and expense. At Kronos’s request and expense, Genentech shall reasonably cooperate with Kronos in connection with any such defense, including, if necessary, by being joined as a party.
8.3.3.2    On and After Commencement of Hit Program. With respect to a Designated TRN, on and after commencement of the first Hit Program for such Designated TRN, if a Third Party brings a claim of invalidity, unenforceability or non-infringement of a given Patent within the Compound IP or Licensed IP, defense of such Patents shall be as follows:
(a)    Compound IP. Genentech shall have the first right to defend against any such Third Party claim directed to a Patent within the Compound IP, at its sole discretion and expense, provided that Genentech shall provide Kronos with reasonable opportunity to comment and will reasonably consider timely made comments from Kronos with respect to the defense of such Third Party claim. At Genentech’s request and expense, Kronos shall reasonably cooperate with Genentech in connection with any such defense, including, if necessary, by being joined as a party. If Genentech elects to not take any steps to defend such Third Party claim, Genentech agrees to notify Kronos and Kronos shall then have the right (but not the obligation) to defend such Third Party claim; [***]. If the Parties cannot agree upon a mutually acceptable strategy, [***].
(b)    Licensed IP. Kronos shall have the first right to defend against any such Third Party claim directed to a Patent within the Licensed IP, at its sole discretion and expense, provided that Kronos shall provide Genentech with reasonable opportunity to comment and will reasonably consider timely made comments from Genentech with respect to the defense of such Third Party claim. At Kronos’s request and expense, Genentech shall reasonably cooperate with Kronos in connection with any such defense, including, if necessary, by being joined as a party. If Kronos elects to not take any steps to defend such Third Party claim, Kronos agrees to notify Genentech and Genentech shall then have the right (but not the obligation) to defend such Third Party claim, [***].
8.3.3.3    Counterclaims. Notwithstanding the foregoing, Section 8.3.2.1 (Compound IP and Licensed IP) shall govern the rights and obligations of the Parties with respect to a counterclaim relating to Compound IP or Licensed IP.

8.3.4    Defense of Third Party Infringement Claims.
8.3.4.1    Prior to Commencement of Hit Program. With respect to a Discovery Research Program, prior to commencement of the first Hit Program for such Discovery Research Program, if a Third Party brings a claim of infringement or misappropriation against Kronos on account of the manufacture, use, offer for sale, sale or import of any Compound or Licensed Product, [***] in connection with any such defense, including, if necessary, by being joined as a party.
8.3.4.2    On or After Commencement of Hit Program. With respect to a Discovery Research Program, after to commencement of the first Hit Program for such Discovery Research Program, if a Third Party brings a claim of infringement or misappropriation against Genentech on account of the manufacture, use, offer for sale, sale, or import of any Licensed Compound or Licensed Product, [***] in connection with any such defense, including, if necessary, by being joined as a party.
8.3.4.3    Counterclaims. Notwithstanding the foregoing, Section 8.3.2.1 (Compound IP and Licensed IP) shall govern the rights and obligations of the Parties with respect to a counterclaim relating to Compound IP or Licensed IP.
SECTION 9

CONFIDENTIALITY
9.1    Definition of Confidential Information. “Confidential Information” of a Party means the confidential or proprietary information (of whatever kind and in whatever form or medium, including copies thereof) disclosed in any form (written, oral, electronic, photographic or otherwise) by or on behalf of such Party (“Disclosing Party”) to, or otherwise accessed by, the other Party (the “Receiving Party”) in connection with this Agreement, whether prior to or during the Term, including Know-How or other information (whether or not patentable) regarding such Party’s research, development plans, clinical trial designs, preclinical and clinical data, technology, products, business information or objectives, reports, and audits under this Agreement and other information of the type that is customarily considered to be confidential or proprietary information by entities engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this Agreement, including all proprietary materials as well as data and information associated therewith.
9.2    Confidential Information Arising Under this Agreement. Notwithstanding anything to the contrary in Section 9.1 (Definition of Confidential Information): (a) [***]

shall constitute the Confidential Information of Genentech; (b) [***] is the Confidential Information of Kronos; (c) the terms and conditions of this Agreement are the Confidential Information of both Parties; (d) [***] are deemed to be the Confidential Information of both Parties, provided that each Party may use and disclose [***], and (e) all other Know-How generated under this Agreement is the Confidential Information of the Party that owns such Know-How pursuant to SECTION 8 (Intellectual Property). Confidential Information may also include any Know-How or information of a Third Party that is disclosed to the Receiving Party by the Disclosing Party or such Third Party at the Disclosing Party’s direction.
9.3    Exclusions Regarding Confidential Information. Notwithstanding anything in this SECTION 9 (Confidentiality) to the contrary, Confidential Information of the Disclosing Party shall not include information that the Receiving Party can demonstrate with written records:
(a)    was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of receipt by the Receiving Party as shown by the Receiving Party’s files and records immediately prior to the time of disclosure; provided that the foregoing exception shall not apply with respect to Confidential Information described in Section 9.2 (Confidential Information Arising Under this Agreement) as being Confidential Information of the Party that received such information;
(b)    except with respect to any Personal Data (as defined below), was generally available to the public or otherwise part of the public domain at the time of its receipt by the other Receiving Party;
(c)    except with respect to any Personal Data (as defined below), became generally available to the public or otherwise part of the public domain after its receipt by the Receiving Party other than through any act or omission of such other Receiving Party in breach of this Agreement;
(d)    was received by the Receiving Party without an obligation of confidentiality and non-use from a Third Party, which Third Party the Receiving Party believed to have no obligation of confidentiality and non-use regarding such information;
(e)    was independently developed by or for the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party as shown by the Receiving Party’s files and records immediately prior to the time of disclosure; provided that the foregoing exceptions shall not apply with respect to Confidential Information described in Section 9.2 (Confidential Information Arising Under this Agreement); or

(f)    was released from the restrictions set forth in this Agreement by express prior written consent of the Disclosing Party.
9.4    Non-Use and Non-Disclosure of Confidential Information. During the Term, and for a period of [***] thereafter, a Party shall (a) except to the extent expressly permitted by this Agreement or otherwise agreed to in writing, keep confidential and not disclose to any Third Party or use for any purpose any Confidential Information of the other Party; and (b) take reasonable precautions to protect the Confidential Information of the other Party from unauthorized use or disclosure (including all precautions a Party employs with respect to its own confidential information of a similar nature and taking reasonable precautions designed to assure that no unauthorized use or disclosure is made by others to whom access to the Confidential Information of the Party is granted).
9.5    Authorized Disclosures of Confidential Information. A Receiving Party may use and disclose the Confidential Information of the Disclosing Party as follows:
(a)    if required by applicable laws, rules or regulations, provided that the Receiving Party (a) if permitted by applicable laws, rules or regulations, use all reasonable efforts to inform the Disclosing Party prior to making any such disclosures and reasonably cooperate with the Disclosing Party in seeking a protective order or other appropriate remedy (including redaction) and (b) whenever possible, request confidential treatment of such information;
(b)    as reasonably necessary to exercise its rights or fulfill its obligations under this Agreement;
(c)    to the extent such use and disclosure is reasonably required in the Prosecution and Maintenance of a Patent claiming or Covering any Compound IP in accordance with this Agreement;
(d)    as reasonably necessary to obtain or maintain any Regulatory Approval, including to conduct preclinical studies and clinical trials and for pricing approvals, for any Licensed Product, provided, that, the Receiving Party shall take all reasonable steps to limit disclosure of the Confidential Information outside such Regulatory Authority and to otherwise maintain the confidentiality of the Confidential Information; or
(e)    to the extent necessary, to its board members, permitted sublicensees, collaborators, vendors, consultants, agents, attorneys, accountants, contractors and clinicians under written agreements of confidentiality at least as restrictive on those set forth in this Agreement and who have a need to know such information in connection with the Receiving Party performing its obligations, exercising its licenses or other rights under this Agreement or as required under applicable laws, rules or regulations. Further, the Receiving Party may disclose Confidential Information to its board members, existing or bona fide potential acquirers, merger partners, permitted collaborators, sublicensees and sources of financing or to professional advisors (e.g., attorneys, accountants and prospective investment bankers) involved in such activities, for the limited purpose of evaluating such transaction, collaboration or sublicense and under appropriate written conditions of confidentiality, provided that such disclosures are limited to only such information that is reasonably necessary for such purpose. Each Receiving Party shall remain liable for breach for this Agreement by the permitted recipients in this Section 9.5 as if such breach were by the Receiving Party itself.
9.6    Termination of Prior Agreements. As of the Effective Date, as between the Parties, this Agreement supersedes the Non-Disclosure Agreement between Kronos and Genentech, dated June 16, 2021, and the Parties agree that disclosures made prior to the Effective Date pursuant to such Non-Disclosure Agreement shall be subject to the provisions of this SECTION 9 (Confidentiality) as the Confidential Information of the Party that disclosed such information pursuant to such Non-Disclosure Agreement and each Party shall remain liable for its breach, if any, of such Non-Disclosure Agreement that occurred prior to the Effective Date.
9.7    No License. As between the Parties, Confidential Information disclosed hereunder shall remain the property of the disclosing Party, except as expressly set forth in this Agreement. Disclosure of Confidential Information to the other Party shall not constitute any grant, option or license to the other Party, beyond those licenses expressly granted under Section 5.1 (Licenses), under any patent, trade secret, or other rights now or hereinafter held by the disclosing Party.
9.8    Information Security Incident.
9.8.1    Notification. A Party shall provide to the other Party written notice within three (3) Business Days of such Party’s confirmation of an Information Security Incident with respect to the other Party’s Confidential Information. Such notice shall describe in reasonable detail the Information Security Incident, including the other Party’s Confidential Information impacted, the extent of such impact and any corrective action taken or to be taken by such Party. In addition, if a Party reasonably suspects (even if it has not confirmed) that an actual or attempted Information Security Incident has occurred with respect to the other Party’s Confidential Information, then the Party shall promptly notify the other Party of such suspected actual or suspected Information Security Incident.
9.8.2    Non-Disclosure. Except to the extent required by applicable laws, rules or regulations, neither Party shall disclose any information related to an actual or suspected Information Security Incident of the other Party’s Confidential Information to any Third Party without the other Party’s prior written consent.
[***]

SECTION 10

PUBLICITY; PUBLICATIONS; USE OF NAME
10.1    Publicity. Following the Effective Date, Kronos may issue a press release concerning the execution of this Agreement in the form attached hereto as Exhibit 10.1.
10.2    Subsequent Releases. Subject to Section 10.4 (Releases Required by Law or Regulation), (a) Kronos may not issue any other press releases or other public announcement concerning [***] (a “Release”) without Genentech’s prior written consent (provided that this restriction shall not apply to [***]); and (b) Genentech may not issue a Release without Kronos’s prior written consent if [***], in each case (a) and (b), subject to Sections 10.3 (Approved Releases) and 10.4 (Releases Required by Law or Regulation), such consents to not be unreasonably withheld, conditioned, or delayed (provided that [***]). Each Party shall provide such consent (or explain why it is withholding consent) within [***] days of receipt of a proposed Release from the other Party.
10.3    Approved Releases. If a Release requires consent pursuant to Section 10.2 (Subsequent Releases), once consent has been given, both Parties may make subsequent public disclosure of the contents of such Release (or the Release issued pursuant to Section 10.1 (Publicity)) without the further approval of the Party whose consent was required; provided that (a) such information remains accurate as of such time and is not presented with any new data or information or conclusions or in a form or manner that materially alters the subject matter therein and (b) the disclosing Party provides notice to the other Party prior to public disclosure of such Release. Notwithstanding the foregoing, any press release by or on behalf of a Party that constitutes a Release shall be subject to the terms of Section10.2 (Subsequent Releases) whether or not such Release includes the content of a previously approved Release.
10.4    Releases Required by Law or Regulation. Each Party may issue any Release it is required to issue by applicable laws, rules or regulations; provided that if applicable laws, rules or regulations require the issuing Party to disclose any of the other Party’s Confidential Information in such Release, it (a) to the extent permitted by applicable laws, rules or regulations, uses reasonable efforts to inform the other Party no less than [***] prior to making any such Release to permit such other Party the opportunity to seek to obtain a protective order or other confidential treatment preventing or limiting the required disclosure, and (b) discloses only such Confidential Information of the other Party that it is advised by counsel is legally required to be disclosed in such Release. To the extent such other Party seeks to obtain a protective order or other confidential treatment to prevent or limit the required disclosure, the issuing Party shall reasonably assist such other Party (unless prohibited by applicable law, rules or regulations), but shall not be required to delay such Release beyond the requirements of the applicable laws, rules or regulations.

10.5    Filing of Agreement. A Party may disclose this Agreement in securities filings with the US Securities Exchange Commission or equivalent foreign agency to the extent required by applicable law. In such event, the filing Party shall, at the request of the other Party, seek confidential treatment of portions of this Agreement from the applicable governmental agency and shall provide such other Party with the opportunity, for no less than [***] before the date of the proposed filing, to review and comment on any such proposed filing of this Agreement, and shall [***]. The [***].
Kronos shall, whether or not requested by Genentech, and unless required by the disclosure requirements of the US Securities Exchange Commission or equivalent foreign agency, redact and request confidential treatment of this Agreement for at least [***].
10.6    Publications. Each Party shall have the right to publish information arising from this Agreement in scientific publications and presentations in accordance with this Section 10.6. With respect to any such paper or presentation (including posters, slides, abstracts, manuscripts, marketing materials and written descriptions of oral presentations) proposed for publication by a Party that includes sole or joint Confidential Information of the non-publishing Party, the publishing Party shall submit to the non-publishing Party the proposed publication or presentation at least [***]) prior to the date of submission for publication or the date of presentation, whichever is earlier, of any such submitted materials. The non-publishing Party shall review such submitted materials and respond to the publishing Party as soon as reasonably possible, but in any case within [***] of receipt thereof. With respect to such paper or presentation that includes any such Confidential Information, at the request of the non-publishing Party, the publishing Party shall: (a) delay the date of such submission for publication or the date of such presentation for a period of time sufficiently long (but in no event longer than [***]) to permit the non-publishing Party to seek appropriate patent protection of its rights in information disclosed therein in accordance with this SECTION 10 or (b) delete from such proposed publication or presentation any Confidential Information of the non-publishing Party. Notwithstanding the foregoing, any publication or public disclosure of [***] shall require the consent of both Parties, which consent may be withheld in each Party’s discretion.
Once a publication has been approved by the non-publishing Party, each Party may make subsequent public disclosure of the contents of such publication without the further approval of the other Party; provided that such information remains accurate as of such time and is not presented with any new data or information or conclusions or in a form or manner that materially alters the subject matter therein. Notwithstanding anything to the contrary in this Section 10.6,

Kronos shall not disclose any information relating to any Qualified Hit, Discovery Hit, Lead Series, Nominated Lead Series, actual or potential Development Candidates, Licensed Products, or Target(s) of any of the foregoing in any paper or presentation without Genentech’s prior written consent, such consent not to be unreasonably conditioned, delayed or withheld. Each Party shall adhere to standard academic practice regarding authorship of scientific publications and recognition of the contribution of the other Party for any publication or presentation that includes information arising from this Agreement.
10.7    No Right to Use Names. Except as expressly provided herein and to the extent that such use is not inconsistent with prior public disclosures or presentations, no right, express or implied, is granted by this Agreement to use in any manner the name of a Party (i.e., “Kronos” or “Genentech”, as applicable), or any other trade name, symbol, logo or Trademark of the other Party in connection with the performance of this Agreement, except to the extent required by applicable law. Notwithstanding the foregoing, Kronos shall be permitted to include the name or Genentech-approved version of Genentech’s corporate logo in connection with the description of this Agreement on Kronos’s corporate website and investor presentations, in each case solely for the purpose of identifying Genentech as a collaborator and subject to Genentech’s review and approval (not to be unreasonably withheld or delayed) that Kronos’s proposed use complies with Genentech’s written branding guidelines with respect to use of such name, trademark or logo and such use only contains accurate and non-misleading factual statements regarding the Parties’ relationship. Genentech may reasonably request from time to time samples of the documents or other materials, or screen shots of the websites, containing Kronos’s use of Genentech’s name, trademarks or logo to ensure compliance with Genentech’s written branding guidelines and the terms of this Section 10.7, and Kronos shall promptly comply with such reasonable requests.
SECTION 11

REPRESENTATIONS AND WARRANTIES
11.1    Mutual Representations and Warranties. Each Party represents and warrants to the other Party that as of the Effective Date:
11.1.1    it is validly organized under the laws of its jurisdiction of incorporation;
11.1.2    it has obtained all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by it in connection with this Agreement;
11.1.3    the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part;
11.1.4    it has the legal right and power to enter into this Agreement and to fully perform its obligations hereunder;
11.1.5    the performance of its obligations will not conflict with such Party’s charter documents or any agreement, contract or other arrangement to which such Party is a party; and

11.1.6    it follows reasonable commercial practices common in the industry to protect its proprietary and confidential information, including requiring its employees, consultants and agents to be bound in writing by obligations of confidentiality and non-disclosure, and requiring its employees, consultants and agents to assign to it any and all inventions and discoveries discovered by such employees, consultants or agents made within the scope of, and during their employment, and only disclosing proprietary and confidential information to Third Parties pursuant to written confidentiality and non-disclosure agreements.
11.2    Kronos Additional Warranty. Kronos also represents and warrants to Genentech that, as of the Effective Date:
11.2.1    it has the legal right and power to grant the licenses under the Licensed IP existing as of the Effective Date granted to Genentech hereunder;
11.2.2    it Controls the entire right, title and interest in, or otherwise has the right under, the IP rights in Kronos Platform sufficient to perform its obligations under this Agreement, including to grant the licenses, rights, and interests granted to Genentech under this Agreement
11.2.3    to the actual knowledge of Kronos, no activities of any Third Parties are infringing or threatening to infringe or misappropriating or threatening to misappropriate any Licensed IP (including any pending patent applications and registrations therein as if such applications or registrations were to issue or become registered) or the use of the Kronos Platform as contemplated under this Agreement;
11.2.4    it has no knowledge of any threatened or pending actions, lawsuits, claims or arbitration proceedings in any way relating to the Compound IP, Licensed IP, or Kronos Platform; provided, however, that nothing in this Section 11.2 (Kronos Additional Warranty) shall be interpreted as requiring Kronos to have undertaken any inquiries or to have obtained any freedom to operate opinion;
11.2.5    there are no Third Party agreements pursuant to which it has in-licensed any of the Licensed IP; and
11.2.6    as of the Effective Date Kronos is not bound by any agreement, contract, or binding obligation with any Third Party that conflicts with the terms of this Agreement (including SECTION 5 (Licenses; Exclusivity)).
11.3    Kronos Additional Covenants. Kronos also covenants to Genentech that, during the Term:
11.3.1    it will not knowingly grant during the Term, any right, license or interest in or to, or otherwise publicly disclose, [***], inconsistent with the rights granted to Genentech in this Agreement;
11.3.2    it will not knowingly take any action or fail to take any action [***]; and

11.3.3    it shall not [***].
11.4    Disclaimers. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO PATENTS, KNOW-HOW, MATERIALS OR CONFIDENTIAL INFORMATION SUPPLIED BY IT TO THE OTHER PARTY HEREUNDER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.
SECTION 12

INDEMNIFICATION
12.1    Indemnification. Subject to Section 12.2 (Procedure), each Party shall indemnify, defend and hold each of the other Party, its Affiliates and their respective directors, officers, and employees and the successors and assigns of any of the foregoing harmless from and against any and all liabilities, damages, settlements, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) (collectively, “Loss” or “Losses”) arising, directly or indirectly out of or in connection with any Third Party claims, suits, actions, demands or judgments (“Third Party Claims”) relating to (a) the negligence or willful misconduct of such Party, its Affiliates and their respective directors, officers, employees and subcontractors in the course of activities performed by or on behalf of such Party under this Agreement, (b) the activities performed by or on behalf of such Party in connection with the exercise of its licenses and rights and performance of its obligations hereunder, including, in the case of Genentech and its Affiliates and its and their Sublicensees hereunder, the making, developing, using, selling, importing, exporting or other exploitation of the Licensed Compounds and Licensed Products, or (c) breach by such Party of the representations and warranties under SECTION 11 (Representations and Warranties), except, in each case, to the extent caused by the negligence or willful misconduct of the other Party.
12.2    Procedure. If a Party intends to claim indemnification under this Agreement (the “Indemnitee”), it shall promptly notify the other Party (the “Indemnitor”) in writing of such alleged Loss. The Indemnitor shall have the right to control the defense thereof with counsel of its choice as long as such counsel is reasonably acceptable to Indemnitee. Any Indemnitee shall have the right to retain its own counsel at its own expense for any reason, provided, however, that if the Indemnitee shall have reasonably concluded, based upon a written opinion from outside legal counsel, that there is a conflict of interest between the Indemnitor and the Indemnitee in the defense of such action, the Indemnitor shall pay the fees and expenses of one law firm serving as counsel for the Indemnitee. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any Third Party Claims covered by this Agreement. The obligations of this SECTION 12 (Indemnification) shall not apply to any settlement of any Third Party Claims if such settlement is effected without the consent of both Parties, which shall not be unreasonably withheld or delayed. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Section 12.2 (Procedure). It is understood that only Genentech and Kronos may claim indemnity under this Agreement (on its own behalf or on behalf of its Indemnitees), and other Indemnitees may not directly claim indemnity hereunder.
12.3    Insurance.
12.3.1    Insurance Coverage. Each Party shall maintain general liability insurance coverage at its own cost; provided, however, Genentech has the right, in its sole discretion, to self-insure, in part or in whole, for any such coverage. The insurance policies for such coverage shall be an occurrence form, but if only a claims made form is available to a Party, such Party shall maintain such coverage for at least [***] after the later of (a) termination or expiration of this Agreement or (b) such Party has no further obligations under this Agreement. Insurance coverage shall be primary insurance with respect to each Party’s own participation under this Agreement and shall be maintained [***]. On written request, each Party shall provide to the other Party certificates of insurance evidencing the insurance coverage required under this Section 12.3. Each Party shall provide to the other Party at least [***] notice of any cancellation, nonrenewal or material change in any of the required insurance coverages.
12.3.2    Commercial General Liability. During the Term of this Agreement and for three (3) years thereafter, each Party shall maintain commercial general liability insurance (a) combined single limit for bodily injury and property damage liability, in the minimum amount per occurrence of [***], all commencing as of the Effective Date.
12.4    Limitation of Damages. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT IN RESPECT OF ANY BREACH OF A PARTY’S OBLIGATIONS UNDER SECTION 9 (CONFIDENTIALITY) OR INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 12 FOR CLAIMS OF THIRD PARTIES.
SECTION 13

TERM; TERMINATION
13.1    Term. The term of this Agreement shall commence on the Effective Date and, unless sooner terminated as provided in this SECTION 13 (Term; Termination), shall continue in full force and effect, on a country-by-country, Licensed Product-by-Licensed Product basis until the expiry of the Royalty Term with respect to such Licensed Product, at which time this Agreement shall expire with respect to such Licensed Product in such country (the “Term”). The Term shall expire on the date this Agreement has expired in its entirety with respect to all Licensed Products in all countries in the Territory.

13.2    Termination by Either Party for Material Breach. Either Party may terminate this Agreement in its entirety, or with respect to a particular Discovery Research Program or Hit Program, by written notice to the other Party for any material breach of this Agreement by the other Party if, in the case of remediable breach, such material breach is not cured within ninety (90) days (forty-five (45) days for a payment breach with respect to any undisputed amounts) after the breaching Party receives written notice of such breach from the non-breaching Party; provided that if such breach [***] is not capable of being cured within such 90-day period, [***] to cure such breach, so long as (a) [***], and (b) [***]. Notwithstanding anything to the contrary herein, if the allegedly breaching Party in good faith either disputes (i) whether a breach is material or has occurred or (ii) the alleged failure to cure or remedy (or non-remediable nature of) such material breach, and provides written notice of that dispute to the other Party within the above time periods, then the matter will be addressed under the dispute resolution provisions in SECTION 14 (Dispute Resolution), and the notifying Party may not terminate this Agreement until it has been determined under SECTION 14 (Dispute Resolution) that the allegedly breaching Party is in material breach of this Agreement, and such breaching Party further fails to cure such breach within ninety (90) days (forty-five (45) days for a payment breach with respect to any undisputed amounts) (or such [***]) after the conclusion of that dispute resolution procedure. For the avoidance of doubt, where the material breach is with respect to a particular Discovery Research Program or Hit Program, any termination shall be limited to that Discovery Research Program or Hit Program and not to this Agreement in its entirety.
13.3    Termination by Either Party for Insolvency or Bankruptcy. Either Party may terminate this Agreement effective on written notice to the other Party upon the liquidation, dissolution, winding-up, insolvency, bankruptcy, or filing of any petition therefor, appointment of a receiver, custodian or trustee, or any other similar proceeding, by or of the other Party where such petition, appointment or similar proceeding is not dismissed or vacated within ninety (90) days. All rights and licenses granted pursuant to this Agreement are, for purposes of Section 365(n) of Title 11 of the United States Code or any foreign equivalents thereof (as used in this Section 13.3, “Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Each Party in its capacity as a licensor hereunder agrees that, in the event of the commencement of bankruptcy proceedings by or against such bankrupt Party under Title 11, (a) the other Party, in its capacity as a licensee of rights under this Agreement, shall retain and may fully exercise all of such licensed rights under this Agreement (including as provided in this Section 13.3) and all of its rights and elections under Title 11 and (b) the other Party shall be entitled to a complete duplicate of all embodiments of such intellectual property (including physical embodiments and embodiments comprising data, lab notebooks, methods, or protocols, and all data within the Compound IP, Other IP, and Licensed IP), and such embodiments, if not already in its possession, shall be promptly delivered to the other Party (i) upon any such commencement of a bankruptcy proceeding, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i), immediately upon the rejection of this Agreement by or on behalf of the bankrupt Party.
13.4    Elective Termination. Genentech shall have the right to permissively terminate this Agreement in its entirety, or with respect to a particular Discovery Research Program or Hit

Program, in its sole discretion, at any time by providing written notice to Kronos; such termination to be effective [***] days after such notice.
13.5    Effects of Termination.
13.5.1    Accrued Rights and Obligations. Upon expiration or termination of this Agreement for any reason all rights and obligations of the Parties hereunder shall terminate as of the date of a termination except as expressly set forth herein; provided however that such expiration or termination shall not release either Party hereto from any liability which, as of the effective date of such expiration or termination, had already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to the effective date of such expiration or termination.
13.5.2    Effects of Certain Terminations.
13.5.2.1    Termination by Genentech for Material Breach, Insolvency or Bankruptcy. In the event of termination of this Agreement in its entirety or with respect to a particular Discovery Research Program or Hit Program by Genentech pursuant to Section 13.2 (Termination by Either Party for Material Breach) or Section 13.3 (Termination by Either Party for Insolvency or Bankruptcy), as of the effective date of such termination: [***].
13.5.2.2    Termination by Kronos for Material Breach, Insolvency or Bankruptcy; Elective Termination by Genentech. In the event of termination of this Agreement in its entirety or with respect to a particular Discovery Research Program or Hit Program by Kronos pursuant to Section 13.2 (Termination by Either Party for Material Breach) or Section 13.3 (Termination by Either Party for Insolvency or Bankruptcy) or by Genentech pursuant to Section 13.4 (Elective Termination by Genentech), as of the effective date of such termination, the following provisions under this Section 13.5.2.2 shall apply depending on when the Discovery Research Program(s) or Hit Program(s) that are subject to such termination are terminated:
(a)    Before [***]. For each such terminated Discovery Research Program, no additional provisions shall apply.
(b)    On or After [***]. For each such terminated Hit Program [***] (such IP, the “Terminated Compound IP”), including the [***],

[***] provided that Genentech shall and hereby does retain the [***]. Notwithstanding the foregoing, if Genentech believes that assignment of a Patent within the Terminated Compound IP [***].
(c)    [***]. For each such terminated Hit Program, the following provisions under this Section 13.5.2.2(c) shall apply:
(i)    Data Package Request. On a Hit Program-by-Hit Program basis, if, following a termination as specified in Section 13.5.2.2 (Termination by Kronos for Material Breach, Insolvency or Bankruptcy; Elective Termination by Genentech), Kronos wishes to continue development or commercialization of any terminated Licensed Product (A) [***] (the “Terminated Asset”), then [***] of the effective date of such termination, Kronos may request that Genentech provide an Terminated Asset Data Package to Kronos for purposes of evaluating such continued development and commercialization opportunity for such Terminated Asset (“Data Package Request”). Within [***] of receipt of Kronos’s request, Genentech shall [***] (collectively, the “Terminated Asset Data Package”). The Terminated Asset Data Package shall be the [***]. Kronos shall use the Terminated Asset Data Package solely [***]. Within [***] of receipt of the Terminated Asset Data Package, Kronos shall notify Genentech if Kronos has [***] of the Terminated Asset.
(ii)    Election Exercise. If Kronos [***] then within [***] of such notification, the Parties shall discuss (A) [***],

[***] (B) the [***], (C) any [***] and (D) commence negotiation of a Transfer Agreement pursuant to Section 13.5.2.2(c)(iii) (Transfer Agreement). For clarity, Genentech shall not be obliged to [***].
(iii)    Transfer Agreement. Following the Parties [***], the Parties shall, [***] (the “Terminated Asset IP”) to make, use, import, sell, and offer for sale such Terminated Asset in the Territory (the “Terminated Asset License”), [***]. The Parties shall negotiate in good faith the [***] Genentech may grant to Kronos the Terminated Asset License. If the Parties are unable to reach an agreement with respect to the terms of the Terminated Asset License within the [***].
(iv)    Discontinuation. If [***]. Genentech shall have the right to [***] with respect to the Terminated Asset. Notwithstanding anything to the contrary in this Agreement, Genentech shall have the right, [***] taking into account [***] considerations.
13.5.3    Continuation of Sublicenses. Upon termination by Kronos of this Agreement with respect to a particular Hit Program under Section 13.2 (Termination by Either Party for Material Breach), [***].

13.5.4    Confidential Information. It is understood and agreed, that each Party shall have a continuing right to use Confidential Information of the other Party under any surviving licenses pursuant to Section 5.1 (Licenses).
13.5.5    Inventory at Termination. Upon termination of this Agreement, Genentech and its permitted Sublicensee shall have the right to sell or otherwise dispose of all inventory of Licensed Products in all countries then in its stock for [***], subject to the applicable royalty payments due under this Agreement, and any other applicable provisions of this Agreement, and Kronos covenants not to sue Genentech or its permitted Sublicensee for infringement under any of the Patents that were licensed by Kronos to Genentech immediately prior to such termination solely with respect to such activities conducted by Genentech or its permitted Sublicensee pursuant to this Section 13.5.5.
13.5.6    Survival. In addition to any provisions specified in this Agreement as surviving under the applicable circumstances, (a) in the event of expiration of this Agreement or any termination, the following provisions shall survive: SECTION 1 (Definitions), SECTION 8 (Intellectual Property) with respect to Joint IP, SECTION 9 (Confidentiality), SECTION 12 (Indemnification), and SECTION 15 (Miscellaneous), and Sections 4.1 (Program Transition) solely with respect to Program Transition initiated prior to the effective date of termination, 5.1.1.2 (Non-Exclusive License to Data Within the Compound IP for Kronos’s Research and Development Purposes), 5.1.2.1 (Non-Exclusive License to Other IP, Improvements to Materials), 5.1.2.2(b) (Exclusive IP License for Research and Development Purposes), 5.1.2.3 (Non-Exclusive License to TRN Mapping Data and Data Within Compound IP), 5.1.2.4 (Non-Exclusive License to Compounds for Research and Development Purposes), 5.1.3 (Use of TRN Mapping Data), 5.1.5, (Conflicts), 5.2 (Exclusivity), 6.6.3 (Rights Following Expiration of Royalty Term), 7.6 (Taxes), 10.6 (Publications), 13.5 (Effects of Termination), 14.2 (Arbitration), 14.4 ([***]), 14.5 (Confidentiality); and (b) in the event of termination by Genentech pursuant to Kronos’s material breach or insolvency, or bankruptcy, pursuant to Section 13.5.2.1 (Termination by Genentech for Material Breach, Insolvency, or Bankruptcy), in addition to the provisions set forth in (a), the following provisions shall survive: Sections 6.5 (Milestones), 6.6 (Royalties), 6.7 (Payment Reductions and Offsets), 6.8 ([***]), other provisions of SECTION 7 (Payment Terms; Reports; Audits) not otherwise specified in (a), 8.1.2.5 (Assignment; Cooperation), and 8.2 (Patent Prosecution and Maintenance).

SECTION 14

DISPUTE RESOLUTION
14.1    Disputes. Kronos and Genentech recognize that a dispute, controversy or claim of any nature whatsoever arising out of or relating to this Agreement, or the breach, termination or invalidity thereof (each, a “Dispute”), may from time to time arise during the Term. Unless otherwise specifically recited in this Agreement, such Disputes between Kronos and Genentech will be resolved as recited in this SECTION 14 (Dispute Resolution). In the event of the occurrence of such a Dispute, the Parties shall first refer such Dispute to their respective Alliance Managers for attempted resolution by such Alliance Managers within [***] after such referral. If such Dispute is not resolved within such [***] period, either Kronos and Genentech may, by written notice to the other, have such Dispute referred to their respective officers designated below, or their respective designees, for attempted resolution within [***] after such notice is received. Such designated officers are as follows:
For Genentech:    A Vice President of Genentech
For Kronos:    CEO of Kronos
In the event the designated officers, or their respective designees, are not able to resolve such dispute within [***] of such other Party’s receipt of such written notice, either Party may initiate the dispute resolution procedures set forth in Section 14.2 (Arbitration).
14.2    Arbitration.
14.2.1    Rules. Except as otherwise expressly provided in this Agreement (including under Section 14.3), the Parties agree that any Dispute not resolved internally by the Parties pursuant to Section 14.1 shall be resolved through binding arbitration conducted by the American Arbitration Association in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association (for purposes of this SECTION 14 (Dispute Resolution), the “Rules”), except as modified in this Agreement, applying the substantive law specified in Section 15.1 (Applicable Law).
14.2.2    Arbitrators; Location. Each Party shall select one (1) arbitrator, and [***]. All three (3) arbitrators shall be [***]. If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third, the necessary appointments shall be made in accordance with the Rules. Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator. The arbitration proceedings shall be conducted in [***].
14.2.3    Procedures; Awards. Each Party agrees to use reasonable efforts to make all of its current employees available, if reasonably needed, and agrees that the arbitrators may determine any person as necessary. The arbitrators shall be instructed and required to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made. The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than [***] after conclusion of the hearing, unless otherwise agreed by the Parties. Judgment upon such award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement. Each Party agrees that, notwithstanding any provision of applicable law or of this Agreement, it will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party.
14.2.4    Costs. The prevailing Party, as determined by the arbitrators, shall be entitled to (a) its share of fees and expenses of the arbitrators and (b) its attorneys’ fees and associated costs and expenses. In determining which Party “prevailed,” the arbitrators shall consider (i) the significance, including the financial impact, of the claims prevailed upon and (ii) the scope of claims prevailed upon, in comparison to the total scope of the claims at issue. If the arbitrators determine that, given the scope of the arbitration, neither Party “prevailed,” the arbitrators shall order that the Parties (1) share equally the fees and expenses of the arbitrators and (2) bear their own attorneys’ fees and associated costs and expenses.
14.2.5    Interim Equitable Relief. Notwithstanding anything to the contrary in this Section 14.2, in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in this SECTION 14 (Dispute Resolution), such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the ability of the arbitrators to review the decision under this Section 14.2 (Arbitration). Such court shall have no jurisdiction or ability to resolve Disputes beyond the specific issue of temporary injunction or other interim equitable relief.
14.2.6    Protective Orders; Arbitrability. At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The arbitrators shall have the power to decide all questions of arbitrability.
14.2.7    Subject Matter Exclusions. Notwithstanding the provisions of Section 14.2 (Arbitration), any Dispute not resolved internally by the Parties pursuant to Section 14.1 (Disputes) that involves the validity or infringement of a Patent Covering a Compound (or Modification thereof) or a Licensed Product (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants resides; and (b) that is issued in any other country shall be brought before an appropriate regulatory or administrative body or court in that country, and the Parties hereby consent to the jurisdiction and venue of such courts and bodies.
14.3    Continued Performance. Provided that this Agreement has not terminated, the Parties agree to continue performing under this Agreement in accordance with its provisions, pending the final resolution of any Dispute.
14.4 [***]
[***]

14.5    Confidentiality. Except for purposes of confirming or challenging an award, or court proceedings to obtain interim relief, any and all activities conducted under this SECTION 14 (Dispute Resolution), including any proceedings and decisions hereunder, will be deemed Confidential Information of each of the Parties, and will be subject to SECTION 9 (Confidentiality), to the extent applicable in accordance with applicable law.
SECTION 15

MISCELLANEOUS
15.1    Applicable Law. This Agreement (including the arbitration provisions of Section 14.2 (Arbitration)) shall be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement.
15.2    Notices. Except as otherwise expressly provided in this Agreement, any notice required under this Agreement shall be in writing and shall specifically refer to this Agreement. Notices shall be sent via one of the following means and shall be effective (a) on the date of delivery, if delivered in person or via internationally recognized courier (e.g., FedEx) via overnight mail with delivery confirmation; (b) [***] after the date mailed if mailed by first class certified mail return receipt requested, postage prepaid to a destination within the same jurisdiction; (c) [***] after the date mailed if mailed by registered or certified mail return receipt requested, postage prepaid to a destination outside the jurisdiction of the Party sending the notice; or (d) on the date of receipt, if sent by private express courier. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Section 15.2 by sending written notice to the other Party.
If to Genentech:    Genentech, Inc.
Attn: Corporate Secretary
1 DNA Way
South San Francisco, CA 94080
Email: [***]
with required copies (which shall not constitute notice) to:
Genentech, Inc.
Attn: Alliance Manager, Pharma Partnering
1 DNA Way
South San Francisco, CA 94080
Email: to be provided by Alliance Manager
If to Kronos:     Kronos Bio, Inc.
Attn: General Counsel
1300 South El Camino Real
Suite 400
San Mateo, CA 94402
Email: [***]
with required copies (which shall not constitute notice) to:
    Cooley LLP
Attn: Kate Hillier
3175 Hanover Street
Palo Alto, CA
Email: [***]
15.3    Assignment. Neither Party may assign or otherwise transfer, in whole or in part, this Agreement without the prior written consent of the non-assigning Party, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign this Agreement to (a) an Affiliate or (b) any purchaser of all or substantially all of the assets of such Party to which this Agreement relates, or of all of its capital stock, or to any successor corporation or entity resulting from any merger or consolidation of such Party with or into such corporation or entity, provided that the party to which this Agreement is assigned expressly agrees in writing to assume and be bound by all obligations of the assigning Party under this Agreement. A copy of such written agreement by such assignee shall be provided to the non-assigning Party within ten (10) Business Days of execution of such written agreement. Subject to the foregoing, this Agreement will benefit and bind the Parties’ successors and assigns. Any attempted assignment of this Agreement not in accordance with this Section 15.3 shall be null and void. No assignment shall relieve either Party of the performance of any accrued obligation that such Party may then have under this Agreement.

15.4    Independent Contractors. The Parties hereto are independent contractors and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties. Neither Genentech nor Kronos has the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other Party, without the prior written consent of the other Party.
15.5    Force Majeure. Neither Party shall be deemed to have breached this Agreement for failure to perform its obligations under this Agreement, to the extent such failure results from causes beyond the reasonable control of the affected Party, such causes including acts of God, earthquakes, fires, floods, embargoes, wars, acts of terrorism, insurrections, riots, civil commotions, epidemics, pandemics, omissions or delays in action by any governmental authority, acts of a government or agency thereof and judicial orders or decrees, and any deadline or time period affected by such a force majeure event or a Party’s failure to perform resulting therefrom shall be extended automatically by the number of days equal to the number of days that such force majeure or failure persisted. If such a force majeure event occurs, the Party unable to perform shall promptly notify the other Party of the occurrence of such event, and the Parties shall meet (in person or telephonically) promptly thereafter to discuss the circumstances relating thereto. The Party unable to perform shall (a) provide reasonable status updates to the other Party from time to time; (b) use Commercially Reasonable Efforts to mitigate any adverse consequences arising out of its failure to perform; and (c) resume performance as promptly as possible. Further, in the event the end of any time period set forth herein falls (or any deadline herein otherwise expires) during the period beginning on December 25 of any Calendar Year in the Term and ending on January 1 of the following year, such time period (or deadline) shall be extended by six (6) Business Days, unless otherwise agreed in writing by the Parties.
15.6    Integration. Except to the extent expressly provided herein, this Agreement (and all Exhibits attached hereto) constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all previous oral and written communications between the Parties with respect to the subject matter of this Agreement. In the event of any conflict or inconsistency between the body of this Agreement and an Exhibit, the terms and conditions of the body of this Agreement shall prevail.
15.7    Amendment; Waiver. Except as otherwise expressly provided herein, no alteration of or modification to this Agreement shall be effective unless made in writing and executed by an authorized representative of both Parties. No course of dealing or failing of either Party to strictly enforce any term, right or condition of this Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition. No waiver by either Party of any condition or term in any one (1) or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term. The observance of any provision of this Agreement may be waived (either generally or in any given instance and either retroactively or prospectively) only with the written consent of the Party granting such waiver.
15.8    Further Assurance. Each Party shall and shall use all reasonable endeavors to procure that any necessary Third Party shall promptly execute and deliver such further documents and do such further acts as may be required for the purpose of giving full effect to this Agreement.

15.9    Severability. The Parties do not intend to violate any public policy or statutory or common law. However, if any sentence, paragraph, clause or combination or part thereof of this Agreement is in violation of any law or is found to be otherwise unenforceable, such sentence, paragraph, clause or combination or part of the same shall be deleted and the remainder of this Agreement shall remain binding, provided that such deletion does not alter the basic purpose and structure of this Agreement.
15.10    No Third Party Rights. The Parties do not intend that any term of this Agreement should be enforceable by any person who is not a Party.
15.11    Construction. The Parties mutually acknowledge that they and their attorneys have participated in the negotiation and preparation of this Agreement. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have drafted this Agreement or authorized the ambiguous provision.
15.12    Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating “but not limited to” or “without limitation”; (b) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement, including the Exhibits; (c) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement; (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (f) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding instant messaging); (g) the words “applicable law”, “applicable laws”, “law” or “laws” means any applicable, legally binding statute, ordinance, resolution, regulation, code, guideline, rule, order, decree, judgment, injunction, mandate or other legally binding requirement of a governmental authority (including a court, tribunal, agency, legislative body or other instrumentality of any (i) government or country or territory, (ii) any state, province, county, city or other political subdivision thereof, or (iii) any supranational body); (h) references to any specific law, rule or regulation, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; (i) all references to the word “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature; (j) the singular shall include the plural and vice versa; (l) the word “or” has the inclusive meaning represented by the phrase “and/or”; and (k) all references to days, months, quarters or years are references to calendar days, calendar months, Calendar Quarters, or Calendar Years. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement the English language. Any translations into any other language shall not be an official version thereof, and event of any conflict in interpretation between the English version and such translation, the English version shall control.

15.13    Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The Parties agree that execution of this Agreement by e-Signatures or by exchanging executed signature pages in .pdf format shall have the same legal force and effect as the exchange of original signatures.  As used in this Section, “e-Signature” shall mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, that (a) is unique to the person executing the signature; (b) the technology or process used to make the signature is under the sole control of the person making the signature; (c) the technology or process can be used to identify the person using the technology or process; and (d) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document.
[Signature Page Follows – The Rest Of This Page Intentionally Left Blank.]

In Witness Whereof, Kronos and Genentech have entered into this Agreement by their respective officers hereunto duly authorized, on the Effective Date.
Kronos Bio, Inc.        Genentech, Inc.
By: /s/ Norbert Bischofberger        By: [***]
Name: Norbert Bischofberger        Name: [***]
Title: President and Chief Executive Officer        Title: [***]

F. Hoffmann-La Roche Ltd
By: [***]        By: [***]
Name: [***]        Name: [***]
Title: [***]        Title: [***]

[Collaboration and License Agreement Between Kronos Bio, Inc. and Genentech, Inc. and F. Hoffmann-La Roche Ltd – Signature Page]

Exhibit 10.1
Press Release

Kronos Bio Announces Discovery Collaboration with Genentech to Advance Novel Therapies Against Transcriptional Targets in Oncology

Kronos Bio will receive $20 million upfront payment and could receive up to an additional $554 million in milestone payments
Agreement will leverage Kronos Bio’s expertise in transcriptional regulatory networks and its proprietary drug discovery platform

Confidential Draft – Not for Distribution

San Mateo, Calif., and Cambridge, Mass., January X, 2023 – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to transforming the lives of those affected by cancer, announced today that it has entered into a discovery collaboration in the field of oncology with Genentech, a member of the Roche Group, focused on discovering and developing small-molecule drugs that modulate transcription factor targets selected by Genentech.
The partnership will allow Genentech to leverage Kronos Bio’s expertise to identify protein-protein interactions, genetic dependencies and gene expression signatures to better understand and target the oncogenic activity of transcription factors in cancer types of interest. Under the collaboration, researchers at the two companies will collaborate using Kronos Bio’s proprietary drug discovery platform, including the small molecule microarray (SMM) for hit finding, to build upon research conducted to date by Genentech.

“This, our first collaboration, brings together expertise from both companies with the goal of answering fundamental scientific questions about the biology of cancer that we hope will one day lead to the advancement of new clinical candidates,” said Norbert Bischofberger, Ph.D., president and chief executive officer of Kronos Bio. “We are pleased to be able to leverage our unique platform to collaborate with Genentech to further Kronos Bio’s understanding of transcription-driven oncogenesis and ability to identify novel targets involved.”

Kronos Bio will lead discovery and research activities to a defined preclinical point when Genentech will have the exclusive right to pursue further preclinical and clinical development and commercialization. Under the terms of the agreement, Kronos Bio will receive an upfront payment of $20 million and be eligible for additional payments, which could total up to $554 million, based on reaching certain milestones, including discovery, preclinical, clinical and commercial milestones, as well as tiered royalties on any potential products that are commercialized as a result of the collaboration.

“We are excited about the possibilities that this collaboration with Kronos Bio brings to further our understanding of complex scientific networks with the goal of bringing highly effective medicines to patients,” said James Sabry, Global Head of Roche Pharma Partnering.

About Kronos Bio’s Discovery Engine
Kronos Bio is focused on targeting the activity of oncogenic transcription factors that have a well-defined and central role in driving particular types of cancer. The company leverages its expertise to map transcription regulatory networks, enabling the identification of protein-protein interactions, genetic dependencies and gene expression signatures of specific oncogenic transcription factors in cancers of interest. Utilizing these transcription regulatory network maps, the company relies on a number of tools, including its proprietary Small Molecule Microarray (SMM) to screen for new drug starting points.

About Kronos Bio, Inc.
Kronos Bio is a biopharmaceutical company that is advancing two investigational compounds in clinical trials for patients with cancer. The company is developing the CDK9 inhibitor, KB-0742, as a treatment for MYC-amplified solid tumors, and lanraplenib, a next-generation SYK inhibitor, for patients with relapsed/refractory FLT3-mutated acute myeloid leukemia. The company’s scientific focus is on developing medicines that target the dysregulated transcription that is the hallmark of cancer and other serious diseases.

Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit www.kronosbio.com or follow the company on LinkedIn.

Forward-looking statements

Statements in this press release that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release, in some cases, uses terms such as “will,” “could,” “expects,” “goal,” “anticipates” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Kronos Bio’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: activities to be performed under the collaboration with Genentech; the goals of the collaboration; potential milestone and other payments Kronos Bio may receive under the collaboration with Genentech; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: risks inherent in the discovery and clinical development of novel therapeutics; risks related to collaborations with third parties, including third-party performance; Genentech has certain rights to exclusivity under the collaboration, and Kronos Bio may not realize the benefits of the collaboration; and risks associated with the sufficiency of Kronos Bio’s cash resources and need for additional capital. These and other risks and uncertainties are described in greater detail in Kronos Bio’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 8, 2022. Any forward-looking statements that are made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Kronos Bio assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investors:
Claudia Styslinger
Argot Partners
212-600-1902
kronosbio@argotpartners.com

Media:
Sheryl Seapy
Real Chemistry
949-903-4750
sseapy@realchemistry.com ]